UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

SiteOne Landscape Supply, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2019 PROXY STATEMENT
AND
NOTICE OF 2019 ANNUAL
MEETING OF STOCKHOLDERS
Wednesday, May 15, 2019
9:00 a.m., Eastern Time
Atlanta Airport Marriott

300 Colonial Center Parkway
Suite 600
Roswell, Georgia 30076
March [  ], 2019
Dear Fellow Stockholders:
On behalf of the Board of Directors of SiteOne Landscape Supply, Inc., I would like to express our appreciation for your continued interest in our company.
It is my pleasure to invite you to SiteOne’s Annual Meeting of Stockholders, to be held at the Atlanta Airport Marriott, 4711 Best Road, Atlanta, Georgia 30337 on Wednesday, May 15, 2019, at 9:00 a.m., Eastern Time.
The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how the Board operates and provides compensation and other information about the management team and Board.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I strongly encourage you to vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How Do I Vote By Proxy” beginning on page 9 of the Proxy Statement, or, if you received a paper copy of the Proxy Statement, your enclosed proxy card.
In closing, I would like to emphasize that the Board places a very high value on our interactions with stockholders. In fiscal 2018, we commenced a proactive stockholder outreach program, where we met with investors who collectively hold more than 60% of our outstanding shares. Please review our summary of the outreach program on page 3 of the Proxy Statement. The feedback we received during these meetings contributed positively to our boardroom conversations and decision-making, and we look forward to continuing this program in the future.
Thank you for your ongoing support of SiteOne.
Sincerely,

Doug Black
Chief Executive Officer and Chairman of the Board

300 Colonial Center Parkway
Suite 600
Roswell, Georgia 30076
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
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Date and Time: Wednesday, May 15, 2019, at 9:00 a.m., Eastern Time.

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Place: Atlanta Airport Marriott, 4711 Best Road, Atlanta, Georgia 30337

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Record Date: March 18, 2019

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Business To Be Conducted:

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Elect the three Class III nominees named in the accompanying Proxy Statement as Class III directors for a term expiring at the 2022 Annual Meeting of Stockholders.

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Approve management’s proposal to amend and restate our Charter to eliminate supermajority voting requirements and other obsolete provisions.

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Hold a non-binding advisory vote to approve executive compensation.

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Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2019.

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Transact such other business as may properly come before the 2019 Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

RECOMMENDATION OF THE BOARD
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT AND “FOR” EACH OF THE OTHER ABOVE PROPOSALS.
Admission: To attend the meeting in person, you will need to present a form of government-issued photo identification, and beneficial stockholders will need to present proof of beneficial stock ownership (see page 8 for acceptable proof of beneficial ownership) as of the record date.
Your vote is important. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How Do I Vote By Proxy” beginning on page 9 of the Proxy Statement, or, if you received a paper copy of the Proxy Statement, your enclosed proxy card.

L. Briley Brisendine Executive Vice President, General Counsel and Secretary Roswell, Georgia March [ ], 2019

2019 PROXY STATEMENT
We are providing this Proxy Statement in connection with the solicitation by the board of directors (the “Board”) of SiteOne Landscape Supply, Inc. of proxies to be voted at our 2019 Annual Meeting of Stockholders and at any reconvened or rescheduled meeting following any adjournment or postponement. The Annual Meeting will be held at the Atlanta Airport Marriott on Wednesday, May 15, 2019, at 9:00 a.m., Eastern Time.
This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 15, 2019: This Proxy Statement is first being sent to stockholders on or about April [  ], 2019. This Proxy Statement and our 2018 Annual Report on Form 10-K are available at www.proxyvote.com.

i

2018 HIGHLIGHTS
This summary highlights information regarding our financial performance, compensation program and governance. The summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.
2018 Performance Highlights

(1)
Adjusted EBITDA is a non-GAAP financial measure. Reconciliation to the corresponding GAAP financial measure can be found in Appendix A to this Proxy Statement.

Governance Evolution and Highlights
The Board is committed to strong corporate governance. As we continue our transition from a “controlled company” to a widely-held company following the completion of our former sponsors’ sell-down of their equity ownership positions in 2017, we are committed to evolving our Board and our corporate governance processes to reflect the changes in our company’s business and stockholder base. We are committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term stockholder value.
Since our IPO, we have undertaken an extensive board refreshment process to transition to a board with the independence, skills and qualifications reflective of our business and ownership. Of particular importance, we have prioritized enhancing the diversity of the Board, as evidenced by the addition of two minority and one female incumbent directors, with another female candidate nominated for election at this year’s Annual Meeting. Following the election of our Board nominees at this year’s Annual Meeting, a majority of our directors and nominees will represent diverse backgrounds.
In addition, based on feedback from stockholders representing over 67% of our outstanding shares (see “Stockholder Engagement & Responsive Actions” below), at this year’s Annual Meeting we are seeking stockholder approval to remove supermajority voting requirements from our Charter as described in Proposal 2. The Board has adopted conforming amendments to our By-laws that will become effective as described in Proposal 2 if these amendments to our Charter are approved by stockholders. The Board believes that implementing a majority voting standard to amend our By-laws and Charter enhances the ability of our stockholders to influence our governance structure and is consistent with the principles of strong corporate governance.

We have a highly-experienced Board that brings a range of relevant skills and qualifications to the Company. Key highlights of our Board composition include:
Board Independence		Board Diversity
86%	6 of 7 continuing directors and nominees are independent	57%	4 of 7 continuing directors and nominees are women or from diverse backgrounds
Board Refreshment		Average Tenure
43%	3 of 7 continuing directors and nominees have been added since 2017	2.8 Yrs	Average director tenure
In addition, our governance “best practices” include the following:

Independent Committees	• All of our committees are comprised solely of independent directors
Lead Director
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Our independent directors elect our independent Lead Director

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Our Lead Director has broad powers including:

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serving as liaison between independent directors and the Chairman;

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chairing executive sessions of independent directors; and

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consulting with the CEO on matters relating to management effectiveness and Board performance

Board Leadership Evaluation and Succession Planning	• The Board annually evaluates the CEO’s performance • The Board annually conducts a rigorous review and assessment of the succession planning process for the CEO and other executive officers
Majority Vote Threshold(1)	• If approved by stockholders at the Annual Meeting, our Charter and By-laws may be amended by a majority vote of our stockholders
Board & Committee Evaluations	• The Board and each of our committees conduct detailed annual self-evaluations
Limits on Outside Board Service	• Outside directors are limited to service on four other public company boards • Currently, our CEO does not serve on any other public company boards
Anti-Hedging Policy
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Our insider trading policy bars our directors, executive officers and associates from entering into hedging or monetization transactions designed to limit the financial risk of ownership of the Company’s securities

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None of our directors or executive officers have any pledged SiteOne equity

No “Poison Pill”	• We do not have a “poison pill” plan in place
Executive Sessions
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The Board and Board committees meet regularly in executive session

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In 2018, the non-management directors met in executive session at each of the Board’s four quarterly meetings

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At least once a year, the independent directors meet in an executive session, and the non-management directors meet with the CEO (without the other executive officers), with the Lead Director presiding at such sessions

(1)
Approved by the Board and pending approval by stockholders.

Stockholder Engagement & Responsive Actions
Consistent with the Board’s commitment to strong corporate governance, we regularly review our corporate governance structure and compensation practices to ensure they are consistent with the current needs of the business and evolve with changes in broader market best practices.
Stockholder feedback received through engagement is an integral part of the Board’s corporate governance review process. The Board and management team are committed to building and maintaining open communication whereby stockholders can express their views, as well as gain insight into our perspectives on long-term stockholder value.
In 2018, in response to significant withhold votes for a number of our directors, the Board initiated an extensive stockholder engagement process to deepen the Board’s understanding of our stockholders’ interests and priorities. In addition to ordinary course investor conferences, earnings calls and one-on-one investor conference calls and meetings, in which we have been actively involved since our IPO, we conducted targeted outreach with stockholders representing a substantial portion of our stockholder base to discuss our corporate governance practices:
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We invited our largest 20 stockholders, representing approximately 73% of our outstanding shares at the time of engagement, to provide feedback on our governance practices.

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Of these stockholders, we engaged with 16 of our top 20 stockholders. These exchanges represented dialogues with more than 67% of our outstanding shares at the time of engagement.

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Additionally, some stockholders did not require a meeting as they either indicated their support for our governance practices or did not have concerns at this time.

The Nominating and Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and the Board’s Compensation Committee (the “Compensation Committee”) reviewed feedback from our stockholders. Through these conversations, some of our stockholders have suggested that we consider substantive changes or additional disclosures. The feedback we received covered a number of key issues including:
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Our classified board structure;

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The supermajority voting requirement to amend our Charter and By-laws (each as defined below);

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The inclusion of performance-based awards in executive compensation; and

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Enhanced transparency and disclosure regarding director skills and qualifications and CEO succession.

Below are the primary changes we have made since last year as a result of these discussions as well as our ongoing review of our corporate governance practices as we transition away from being a controlled company:
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Proactively approved, subject to stockholder approval, amendments to the Company’s Second Amended and Restated Certificate of Incorporation (“Charter”) and the Company’s Second Amended and Restated By-laws (the “By-laws”) to eliminate supermajority voting requirements as described in Proposal 2;

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Incorporated performance-based awards into the long-term equity incentive compensation of our named executive officers (“NEOs”) for 2019;

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Provided additional disclosure in our Proxy Statement regarding the skills, experience and qualifications of our directors; and

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Enhanced disclosure in our Proxy Statement regarding our CEO succession planning process.

Regarding our classified board structure, we had extensive conversations with our stockholders. Stockholders noted the general trend towards annually-elected boards, particularly for large capitalization companies, but also noted the Company’s specific circumstances including a relatively small market capitalization, cyclical industry and track record of shareholder returns since its IPO. Through our discussions, we learned that our investors generally have a positive or constructive view of our classified board structure at this point in time as a result of these company-specific circumstances. Of the stockholders we engaged with, investors representing less than 8% of our outstanding shares at the time of engagement (12% of the outstanding shares which participated in the engagement) opposed our classified board structure.
We intend to continue a cycle of year-round stockholder engagement in 2019, including our regular participation at analyst meetings and conferences and periodic engagement on corporate governance and compensation topics. In addition to input on current corporate governance topics, we invite dialogue about any other topics or trends our stockholders may wish to discuss. The Board considers feedback from these conversations during its deliberations, and our engagement activities have produced valuable feedback that informs our decisions and our strategy.
The Board has established a process for stockholders to communicate with its members. Any stockholder or interested party who wishes to communicate with the Board as a whole, any of its committees, the independent directors, or any individual member of the Board may write to or email the Company at SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Briley Brisendine, Secretary, or boardofdirectors@siteone.com.
Compensation Highlights
Our executive compensation program is designed to encourage high performance and results that will create value for our stockholders while avoiding unnecessary risks. We structure compensation to pay for performance, with clear and measurable goals and aggressive performance targets. To create a “pay for performance” environment, compensation is weighted toward at-risk compensation. Our long-term equity incentive program, which consisted of approximately 75% stock options and 25% restricted stock units (“RSUs”) for the fiscal year ended December 30, 2018 (the “2018 Fiscal Year”), is designed to serve stockholders’ best interests in our sustained long-term performance by including extended vesting schedules and significant stock ownership requirements. The value of the option grants depends on our future performance, as the options carry a strike price based on the trading price of our stock on the date of grant and, under our long-term equity incentive plan, underwater options are prohibited from being repriced without stockholder approval. We believe our NEOs are compensated in a manner consistent with our strategy, competitive practice, sound compensation governance principles and alignment with stockholder interests.
In order to further ensure that our executive compensation aligns with pay for performance and facilitates long-term stockholder value creation, in February 2019, the Compensation Committee approved performance-based awards (“PSUs”) as part of our NEOs’ long term-equity incentive compensation. For the fiscal year ending December 29, 2019 (the “2019 Fiscal Year”), PSUs will represent 25% of our NEOs’ long-term incentive compensation, with stock options and RSUs representing the remaining 50% and 25%, respectively. The PSUs, which reflect a target number of shares that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of rigorous performance targets established at the time of grant, utilize a three-year relative pre-tax earnings growth performance metric closely linked to stock price, with the actual number of shares granted subject to modification based on a three-year average absolute return on invested capital metric. PSUs are capped at 200% of  “target.”
For the 2018 Fiscal Year, base salaries for our NEOs were, in aggregate, between the 25th and 50th percentile of our peer group. The target for the Adjusted EBITDA metric under our annual incentive program was $191.0 million, an increase of approximately 22% compared to the results for the fiscal year ended December 31, 2017 (the “2017 Fiscal Year”). Maximum payouts under the Adjusted EBITDA metric are now capped at 250% of target. Notwithstanding our strong financial results that delivered double-digit growth, short-term cash incentive payouts for each of our NEOs on the Adjusted EBITDA component (constituting 70% of the performance metric weighting for each of our NEOs) was only 54% of target for the 2018 Fiscal Year as our Adjusted EBITDA fell short of plan.

Compensation Best Practices:
What We Do
✓	Strong emphasis on performance-based compensation, with a significant portion of NEOs’ overall compensation tied to Company performance	✓	Compensation Committee, like all of the Board committees, comprised solely of independent directors
✓	Aggressive annual Adjusted EBITDA targets	✓	Rigorous and subjective measures tied to Company Net Promoter Score, Company safety and individual performance
✓	Mix of short-term and long-term incentives, with performance awards representing a portion of long-term incentive pay beginning in 2019	✓	Independent Compensation Committee advised by independent compensation consultant
✓	Annual cash incentives for NEOs limited to 250% and 150% of “Target,” for financial performance and other metrics, respectively	✓	Meaningful share ownership requirements for executives
✓	Double-trigger change-in-control cash severance benefits	✓	Annual incentive plan financial performance metric capped at 250% of “Target,” with the other components capped at 150% of “Target”
✓	Robust clawback policy for incentive compensation paid to our executive officers
What We Don’t Do
Discount or reprice stock options	Allow hedging or short sales
Gross up excise taxes that may become due upon a change in control	Guarantee incentive awards for executives
Provide incentives that encourage executive risk-taking

PROXY STATEMENT Q&A
What are the proxy materials and why am I receiving them?
The accompanying proxy is delivered and solicited on behalf of the Board of SiteOne Landscape Supply, Inc., a Delaware corporation (referred to as “SiteOne,” the “Company,” “we,” “us,” or “our”), in connection with our Annual Meeting to be held at the Atlanta Airport Marriott, located at 4711 Best Road, Atlanta, Georgia 30337, on Wednesday, May 15, 2019, at 9:00 a.m., Eastern Time. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to provide you with information relevant to the voting of your shares at the Annual Meeting. The proxy materials include this Proxy Statement and our Annual Report for the 2018 Fiscal Year, and have been made available to you by either mail or Notice (as defined below).
All stockholders and beneficial owners may access the proxy materials at www.proxyvote.com. In addition, this Proxy Statement and our Annual Report are available on our investor relations website located at http://investors.siteone.com/sec-filings. If you would like to receive a paper copy of our proxy materials, at no charge, please write to SiteOne Landscape Supply, Inc., c/o Briley Brisendine, Executive Vice President, General Counsel and Secretary, 300 Colonial Center Parkway, Roswell, Georgia 30076.
What is Notice and Access and why did we elect to use it?
As permitted by the SEC, Notice and Access provides companies with the ability to make proxy materials available to stockholders electronically via the Internet. We have elected to provide our stockholders with a Notice of Internet Availability of Proxy Materials (“Notice”) instead of mailing a full set of printed proxy materials in the mail. The Notice is a document that provides instructions regarding how to:
View our proxy materials on the internet
View your shares
Request printed copies of these materials, including the proxy card or voting instruction card
On or about [         ], 2019, we began mailing the Notice to beneficial owners and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders who received the Notice may choose to access our proxy materials on the website referenced in the Notice or may request a printed set of our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
We have chosen to provide electronic access to our proxy materials because we are committed to environmental sustainability and responsibility. Utilizing Notice and Access will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.
Who is entitled to vote at the Annual Meeting?
The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 18, 2019. At the close of business on that date, we had 40,978,541 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting held by two stockholders of record. We have many more beneficial stockholders who hold shares through a broker, bank or other nominee. Each outstanding share of common stock is entitled to one vote. A list of stockholders entitled to vote at the Annual Meeting will be available in electronic form at the Annual Meeting and will be accessible in electronic form for ten days prior to the Annual Meeting at our headquarters, 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time.
By granting a proxy, you authorize the persons named as proxies to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals named as proxies on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares using the methods prescribed by your broker, bank or other nominee on the voting instruction card you received with the proxy materials. Like stockholders of record, beneficial owners are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy from it, as the stockholder of record.
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:
Proposal 1:	Elect the three Class III nominees named in this Proxy Statement as Class III directors for a term expiring at the 2022 Annual Meeting of Stockholders.
Proposal 2:	Approve management’s proposal to amend and restate our Charter to eliminate supermajority voting requirements and other obsolete provisions.
Proposal 3:	Hold a non-binding advisory vote to approve executive compensation.
Proposal 4:	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2019.
Other Proposals:	Transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
How does the Board recommend I vote on these proposals?
Proposal 1:	“FOR” each of the three Class III nominees named in this Proxy Statement as Class III directors for a term expiring at the 2022 Annual Meeting of Stockholders.
Proposal 2:	“FOR” management’s proposal to amend and restate our Charter to eliminate supermajority voting requirements and other obsolete provisions.
Proposal 3:	“FOR” the non-binding advisory vote to approve executive compensation.
Proposal 4:	“FOR” the ratification of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 29, 2019.
Other Proposals:	At the discretion of Doug Black and Briley Brisendine, the persons designated as proxies for the Annual Meeting, either “FOR”, “AGAINST” or “ABSTAIN” with regard to any other business that may properly come before the Annual Meeting.
As of the date hereof, the Board is not aware of any other business to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, Doug Black and Briley Brisendine, the persons designated as proxies for the Annual Meeting, will vote the shares represented at the Annual Meeting in accordance with their judgment on those matters.
How many shares are needed to hold the Annual Meeting?
A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.
What votes are required to approve each of the proposals?
Proposal(1)	Stockholder Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-votes(2)
Election of Class III Directors	Plurality	No effect	No effect
Elimination of supermajority voting requirements and other obsolete provisions(3)	Supermajority	Counts as vote against proposal	Counts as vote against proposal
Advisory vote to approve executive compensation(4)	Majority	Counts as vote against proposal	No effect
Ratification of the selection of Deloitte & Touche LLP as our independent public accounting Firm	Majority	Counts as vote against proposal	There will be no broker non-votes

(1)
With regard to Proposal 1, stockholders may vote their shares “FOR” any or all of the nominees for director or may “WITHHOLD” their vote with respect to any or all of the nominees. With regard to Proposals 2, 3 and 4 stockholders may vote “FOR” or “AGAINST” each proposal or may “ABSTAIN” from voting with regard to each proposal. Because a plurality vote is required for the election of directors, which means that the nominees receiving the highest number of  “FOR” votes will be elected, withholding authority to vote with respect to one or more nominees for director will not affect the outcome of the election of directors in Proposal 1.

(2)
A “broker non-vote” occurs when a broker holding shares for a street name holder submits a valid proxy but does not vote on a particular proposal because the broker has not received voting instructions from the stockholder for whom it is holding shares and does not have discretionary authority to vote on the matter. Brokers will only have discretionary authority to vote on Proposal 4, the ratification of the appointment of the independent registered public accounting firm.

(3)
A supermajority vote requires the affirmative vote of the holders of at least two-thirds (66 2∕3% ) of the outstanding shares of common stock then entitled to vote at the Annual Meeting.

(4)
As an advisory vote, this proposal is not binding. However, the Board and its Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

Can I vote in person at the Annual Meeting?
For stockholders with shares registered directly in their names with AST, our transfer agent, you may vote your shares in person at the Annual Meeting. For stockholders with shares registered in the name of a broker, bank or other nominee, you will need to obtain a legal proxy from the broker, bank or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy in advance. If you vote by Internet or by telephone, you do not need to return your proxy card. Voting in advance will not limit your right to vote at the Annual Meeting if you decide to attend in person.
What do I need to do to attend the Annual Meeting in person?
Attendance at the Annual Meeting will be limited to stockholders of the Company as of the record date (or their authorized representatives). All stockholders should be prepared to present a valid government-issued photo identification, such as a driver’s license or passport. Beneficial stockholders holding their shares through a broker, bank or other nominee will need to bring proof of beneficial ownership as of March 18, 2019, the record date, such as a recent brokerage account statement, the voting instruction card provided by their broker, bank or other nominee or similar evidence of ownership. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admission to anyone who cannot show sufficient proof of stock ownership as of the record date.
What happens if the Annual Meeting is postponed or adjourned?
Unless a new record date is fixed, your proxy will still be good and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.
How do I vote by proxy?
There are three ways to vote by proxy:
Over the Internet by following the instructions provided in the Notice;
If you requested to receive printed proxy materials, by using the toll-free telephone number listed on the proxy card enclosed therein (specific directions for using the telephone voting system are included on the proxy card); or
If you requested to receive printed proxy materials, by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
If your shares are held in the name of a broker, bank or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If you vote by telephone or by the Internet, you do not need to send in a proxy card or voting instruction form. The deadline for telephone and Internet voting is 11:59 p.m., Eastern Time, on May 14, 2019.
The giving of a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
How will my proxy be voted?
Proxies are being solicited on behalf of the Board for use at the Annual Meeting. All valid proxies that are not revoked will be voted as specified by the stockholders. In the absence of instructions, the shares of the common stock represented by valid proxies will be voted “FOR” the election of the persons named in this Proxy Statement as nominees for director of the Company, “FOR” the management proposal to amend and restate our Charter to eliminate supermajority voting requirements and other obsolete provisions, “FOR” the proposal regarding the advisory vote approving executive compensation and “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 Fiscal Year.
How do I change or revoke my proxy?
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

Who will count and certify the votes?
Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) and our corporate secretary will count the votes and certify the election results.
When and where will I be able to find the voting results?
You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment as soon as they become available.
Who pays for the cost of proxy preparation and solicitation?
The accompanying proxy is solicited by the Board. We have engaged Broadridge to assist us in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for an estimated cost of  $60,000, plus expenses. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

PROPOSAL 1: ELECTION OF DIRECTORS
Our stockholders will be asked to elect Fred Diaz and Roy Dunbar, both of whom are currently serving on the Board, and Larisa Drake as Class III directors to each serve for a three-year term expiring at the 2022 Annual Meeting of Stockholders or until their respective successors have been elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal:
Name	Position with SiteOne
Fred M. Diaz	Director
W. Roy Dunbar	Director
Larisa J. Drake	Director
Our Board continually assesses and evaluates its composition, taking into account, among other things, the experience, skills, background and diversity of its members. At this time, the Board believes it is in the best interest of the Company and its stockholders to further enhance the diversity of the Board and to increase the size from six directors to seven. Accordingly, the Nominating and Corporate Governance Committee has nominated Ms. Drake as a Class III director to be elected by stockholders at the Annual Meeting. Ms. Drake was selected from a pool of diverse and highly experienced candidates following a thorough search process, which included recommendations from current directors and a third-party search firm.
The relevant experiences, qualifications, attributes and skills of each nominee that led the Board to recommend them as a nominee for director are described in the section entitled “—Nominees for Director and Continuing Directors” beginning on page 12 below. The Nominating and Corporate Governance Committee has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.
All of the nominees have indicated their willingness to serve, if elected. However, if any nominee should be unable or unwilling to serve, the Board may designate a substitute nominee, in which case the persons designated as proxies will cast votes for the election of such substitute nominee. In lieu of designating a substitute nominee, the Board, in its discretion, may reduce the number of directors, or allow the vacancy to remain open until a suitable candidate is located and nominated.
The Company did not receive any stockholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.
Required Vote
Director nominees are elected by a plurality of the votes cast at the Annual Meeting, meaning that the nominees receiving the highest number of  “FOR” votes will be elected.

RECOMMENDATION OF THE BOARD
The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a Director.

Nominees for Director and Continuing Directors
Set forth below is information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and the reasons the Nominating and Corporate Governance Committee and the Board believe that each individual is a valuable member of the Board. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The age of each individual below is as of March 30, 2019.
Class III — Nominees Whose Term Expires in 2022
Name	Age	Principal Occupation and Other Information

Fred M. Diaz	53	Fred M. Diaz has served as one of our directors since August 2017. He is currently President and Chief Executive Officer of Mitsubishi Motors North America, Inc. He previously served in management roles at Nissan, most recently as Division Vice President and General Manager, North America, Trucks and Commercial Vehicles, of Nissan North America, Inc. Prior to that, Mr. Diaz served as Senior Vice President, Sales, Marketing and Operations, of Nissan USA. Before joining Nissan in 2013, Mr. Diaz spent 24 years at Chrysler Corporation, where he held a number of management roles, including President and Chief Executive Officer of Chrysler’s Ram Truck brand and President and Chief Executive Officer, Chrysler de Mexico and Latin America. Mr. Diaz is a graduate of Texas Lutheran University and holds an M.B.A. from Central Michigan University. Mr. Diaz’s extensive experience in sales, operations, marketing and management qualify him to serve on the Board.
Name	Age	Principal Occupation and Other Information

W. Roy Dunbar	57	W. Roy Dunbar has served as one of our directors since March 2017. He was Chairman of the Board of Network Solutions, a technology company and web service provider, and was the Chief Executive Officer from January 2008 until October 2009. Mr. Dunbar also served as the President of Global Technology and Operations for MasterCard Incorporated from September 2004 until January 2008. Prior to MasterCard, Mr. Dunbar worked at Eli Lilly and Company for 14 years, serving as President of Intercontinental Operations, and earlier as Chief Information Officer. He currently serves on the boards of Humana and Johnson Controls International, PLC and previously served on the boards of Lexmark International and iGate. Mr. Dunbar was named to NACD Directorship 100 in 2015. He is a graduate of Manchester University in the United Kingdom and holds an M.B.A. from Manchester Business School. Mr. Dunbar’s strong leadership skills, service as a director and compensation committee member of other public companies and deep experience across a number of functional disciplines, including the application of information technology across different business sectors, qualify him to serve on the Board.

Name	Age	Principal Occupation and Other Information

Larisa J. Drake	47	Larisa J. Drake was nominated by our Board of Directors in March 2019 for election by our stockholders at the 2019 Annual Meeting. Ms. Drake is Executive Vice President and Chief Marketing Officer at Equity Lifestyle Properties, a publicly traded real estate investment trust that owns and operates over 400 communities in North America. Ms. Drake has held positions of increasing responsibility in marketing and sales since joining Equity LifeStyle Properties in 2013. Prior to that, Ms. Drake was an officer at Discover Financial Services where she led marketing initiatives over the course of 14 years for Discover Card, the third largest credit card brand in the United States. Before joining Discover, Ms. Drake was part of the advertising agency, Leo Burnett. She holds a B.S. in Communication Studies from Northwestern University; an M.L.A. from The University of Chicago; and an M.B.A. from the Kellogg School of Management. Ms. Drake’s expertise in delivering business results by leveraging both traditional and technology-driven marketing strategies qualify her to serve on our Board.

Class I — Continuing Directors Whose Term Expires in 2020
Name	Age	Principal Occupation and Other Information

William (Bill) W. Douglas, III	58	William (Bill) W. Douglas, III serves as our Lead Director and has been one of our directors since April 2016. Mr. Douglas retired as Executive Vice President of Coca-Cola Enterprises, Inc. (“CCE”), one of the largest independent bottlers for The Coca-Cola Company that operates across seven countries in Europe, in June 2016. He served as Executive Vice President, Supply Chain at CCE until April 2015. Prior to that, he was Executive Vice President & Chief Financial Officer of CCE from May 2008 to November 2013, Senior Vice President and Chief Financial Officer of CCE from May 2005 to May 2008, and Vice President, Controller and Principal Accounting Officer from July 2004 until May 2005. Prior to joining CCE, Mr. Douglas served as Chief Financial Officer of Coca-Cola HBC, one of the largest bottlers of non-alcoholic beverages in Europe. He currently serves on the boards of Coca-Cola Hellenic and The North Highland Company. Mr. Douglas received a degree in Accounting from the J.M. Tull School of Accounting at the University of Georgia. Mr. Douglas’ extensive executive, financial reporting, mergers and acquisitions, and supply chain experience qualify him to serve on the Board.
Name	Age	Principal Occupation and Other Information

Jeri L. Isbell	61	Jeri L. Isbell has served as one of our directors since October 2016. She was Vice President-Human Resources and Corporate Communications at Lexmark International, Inc., a leading developer, manufacturer, and supplier of printing, imaging, device management, managed print services, document workflow and business process, and content management solutions, a position she held from 2003 until her retirement in December 2016. During her 24-year tenure at Lexmark, she also held a number of leadership positions at Lexmark, including Vice President of Compensation and Benefits, Vice President of Finance and Division Chief Financial Officer, and U.S. Controller. Ms. Isbell began her career at IBM. She currently serves as a member of the Board of Directors of Atkore International Group Inc. and Spartan Motors, Inc. Ms. Isbell holds a B.B.A. in Accounting from Eastern Kentucky University and an M.B.A. from Xavier University. She is a certified public accountant. Ms. Isbell’s human resources and communications leadership positions provide the Board with insight into key issues and market practices in these areas for public companies.

Class II — Continuing Directors Whose Term Expires in 2021
Name	Age	Principal Occupation and Other Information

Doug Black	54	Doug Black has served as SiteOne’s Chief Executive Officer since April 2014, and as the Chairman of the Board since June 2017. Prior to joining SiteOne, Mr. Black was President and Chief Operating Officer of Oldcastle Inc., an integrated building materials manufacturer and distributor and a wholly owned subsidiary of Irish-based CRH plc. During his 18-year career with Oldcastle, Mr. Black led the company’s entry into building products distribution and then held several senior leadership roles, including Chief Operating Officer and Chief Executive Officer of Oldcastle Architectural Products and Chief Operating Officer and Chief Executive Officer of Oldcastle Materials. Prior to Oldcastle, Mr. Black’s business career began at McKinsey & Company in 1992 where he led strategy, sales force effectiveness and plant improvement projects in the telecommunications, airline, lumber, paper and packaging industries. While serving as a U.S. Army Engineer Officer from 1986 to 1990, he completed construction projects in the Southeastern U.S., Central America and South America. Mr. Black earned an M.B.A. from Duke University’s Fuqua School of Business as a Fuqua Scholar and a B.S. in Mathematical Science/Civil Engineering from the U.S. Military Academy, West Point, where he was an AP all-American fullback and NCAA Scholar Athlete. Mr. Black’s intimate knowledge of our day-to-day operations as Chief Executive Officer, his prior role as a management consultant and his extensive experience working in our industry qualify him to serve on the Board.
Name	Age	Principal Occupation and Other Information

Jack L. Wyszomierski	63	Jack L. Wyszomierski has served as one of our directors since April 2016. From June 2004 to June 2009, Mr. Wyszomierski served as the Executive Vice President and Chief Financial Officer of VWR International, LLC, a supplier of laboratory supplies, equipment and supply chain solutions to the global research laboratory industry. From 1982 to 2003, Mr. Wyszomierski held positions of increasing responsibility within the finance group at Schering-Plough Corporation, a health care company, culminating with his appointment as Executive Vice President and Chief Financial Officer in 1996. Prior to joining Schering-Plough, he was responsible for capitalization planning at Joy Manufacturing Company, a producer of mining equipment, and was a management consultant at Data Resources, Inc. Mr. Wyszomierski currently serves on the board of directors of Athersys, Inc., Exelixis, Inc., Solenis, Inc. and Xoma, Ltd. He previously served on the board of directors of Unigene Laboratories, Inc. He holds an M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University. Mr. Wyszomierski’s extensive executive, financial reporting and accounting experience, and his service as a director and audit committee member of other public companies, qualify him to serve on the Board.

PROPOSAL 2: Charter amendment to EliminatE Supermajority Voting Requirement
Introduction
After careful consideration and following engagement with, and feedback from, stockholders beneficially owning over 67% of our outstanding stock, the Board has unanimously determined that it would be advisable and in the best interests of the Company to amend and restate our Charter in the form attached hereto as Appendix B (the “Third Amended and Restated Certificate of Incorporation”). The Third Amended and Restated Certificate of Incorporation incorporates amendments to remove supermajority voting thresholds and other obsolete provisions relating to the prior equity ownership of our former equity sponsors, as described below (the “Proposed Amendments”). The Board is now recommending that stockholders adopt this Third Amended and Restated Certificate of Incorporation.
Current Standard
Currently, our Charter provides that certain amendments to our Charter require the affirmative vote of shares representing no less than two-thirds (66 2∕3%) of our outstanding shares of common stock that are entitled to vote at any annual or special meeting of stockholders, and that stockholders may amend our By-laws with the affirmative vote of shares representing no less than two-thirds (66 2∕3%) of our outstanding shares of common stock that are entitled to vote at any annual or special meeting of stockholders. We refer to these standards as the “Supermajority Voting Requirements.”
Rationale for Proposed Amendments
The Board is committed to good corporate governance. As we have transitioned the Company from a controlled company to an independent company following the exit of our former equity sponsors, the Board believes that stockholders should have the ability to make changes to our Charter and By-laws with majority support, subject to applicable laws. The Board recognizes that elimination of the Supermajority Voting Requirements is consistent with generally held views of good corporate governance, and also considered the fact that many other public companies have transitioned away from supermajority voting provisions several years after going public.
In view of the considerations described above, the Board has unanimously determined to eliminate the Supermajority Voting Requirements as proposed.
Proposed Amendments
The Board has adopted and declared advisable, and recommends that stockholders adopt, the Proposed Amendments. If the Proposed Amendments are adopted, future stockholder-approved amendments to our By-laws, and certain amendments to our Charter, will require only the affirmative vote of a majority of our outstanding shares of common stock entitled to vote thereon.
The text of the Proposed Amendments is reflected in the Third Amended and Restated Certificate of Incorporation set forth in Appendix B to this Proxy Statement, with deletions indicated by strike throughs and additions indicated by underlining. In addition to eliminating the Supermajority Voting Requirements, the Proposed Amendments would also delete certain obsolete provisions relating to the prior equity ownership of our former equity sponsors.
If the Company’s stockholders adopt the Proposed Amendments, they will become effective upon the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company plans to do promptly after the Annual Meeting. If the Company’s stockholders do not adopt the Proposed Amendments, the Supermajority Voting Requirements will remain.
The Board has adopted conforming amendments to the Company’s By-laws that will become effective upon our filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Vote Required
The affirmative vote of the holders of two-thirds (66 2∕3%) of the outstanding shares of common stock then entitled to vote at the Annual Meeting is required to adopt this proposal pursuant to our Charter as currently in effect.

RECOMMENDATION OF THE BOARD
The Board unanimously recommends that you vote “FOR” approval of the management proposal to amend and restate our charter to eliminate supermajority voting.

Corporate Governance
The Board is committed to strong corporate governance. Strong corporate governance promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in our Company. The Board and its committees have adopted policies and processes that foster effective board oversight of critical matters such as strategy, risk management, including cybersecurity, financial and other controls, environmental, social and governance considerations, compliance and management succession planning. The Board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices, taking into consideration the perspectives of our stockholders. Through our website, www.siteone.com, our stockholders have access to key corporate governance documents such as our Corporate Governance Guidelines, Business Code of Conduct and Ethics, Financial Code of Ethics, Board of Directors Communication Policy and charters of each committee of the Board.
Based on feedback from stockholders over the course of the last year, at this year’s Annual Meeting we are seeking stockholder approval to remove the supermajority voting requirements from our Charter as described in Proposal 2. The Board has adopted conforming amendments to our By-laws that will become effective as described in Proposal 2 if these amendments to our Charter are approved by stockholders at the Annual Meeting. The Board believes that implementing a majority voting standard to amend our Charter and By-laws enhances the ability of our stockholders to influence our governance structure and is consistent with principles of strong corporate governance.
The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of the Board operations.
Board Structure
The Board currently consists of six directors, and upon election of Ms. Drake to the Board by stockholders at the Annual Meeting will increase to seven. Our Charter provides for a classified board of directors, with members of each class serving staggered three-year terms. At each annual meeting of stockholders, the successors of the directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election. We currently have two directors in each of Classes I, II and III, with an additional director nominated to serve in Class III. The terms of the directors in Classes I, II and III expire at the annual meetings in 2020, 2021 and 2019, respectively. We believe that our classified board structure provides protection against opportunistic attempts to control or influence the Company, including those that could deprive our stockholders of value or advance short-term agendas. During our stockholder outreach program conducted in the fall of 2018, we learned that our investors generally have a positive or constructive view of our classified board structure at this point in time. Of the stockholders we engaged with, investors representing less than 8% of our outstanding shares opposed our classified board structure.
The number of members of the Board is fixed by resolution adopted from time to time by the Board, but in no event may be less than one. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. A director elected to fill a vacancy or a newly created directorship shall hold office until the annual meeting at which his or her term expires and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal from office.
Director Qualifications and Selection of Nominees
Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and recommend director nominees to the Board, including candidates to fill any vacancies that may occur on the Board. When evaluating director candidates, the Nominating and Corporate Governance Committee considers, in view of the needs of the Board at the time, factors such as business and professional experience, reputation for integrity, judgment, diversity, age, skills, background and demonstrated commitment to full participation on the Board and its committees. When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records. Each director candidate (including candidates for re-election) is carefully evaluated to ensure that other existing and planned future commitments will not materially interfere with his or her responsibilities as a director of our Company. Our director nominee biographies above, as well as the skills matrix below, highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee and the Board in concluding that the nominee should serve as a director of the Company.
The Board seeks members from diverse backgrounds who combine a broad spectrum of experience and expertise relevant to our business with a reputation for integrity. The Board believes that a variety of viewpoints contribute to a more effective decision-making process. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers diversity in identifying director nominees, including personal characteristics such as race, gender, age and cultural background. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition. Set forth below is the Director Skills Matrix that the Nominating and Corporate Governance Committee reviews at its quarterly meetings in connection with discussions regarding potential new directors.
The Nominating and Corporate Governance Committee may use a variety of sources to identify candidates, including recommendations from current directors and members of management, consultants, search firms, discussions with other persons who may know of suitable candidates, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the members of management, the committee and other Board members, and discussions of the committee and the full Board.
The Nominating and Corporate Governance Committee considers stockholder-proposed director candidates on the same basis as recommendations from other sources. Stockholders who want to recommend a director candidate to the Nominating and Corporate Governance Committee may do so by submitting the name of the prospective candidate in writing to the following address: 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Briley Brisendine, Secretary. Submissions should describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable director nominee. Our By-laws set forth the requirements for direct nomination by a stockholder of persons for election to the Board. These requirements are described under “General Information — Stockholder Proposals and Nominations for Director at the 2020 Annual Meeting” on page 57.

Director/Nominee Skills Matrix
Director/Nominee	Retail	Finance/ Former CFO	Marketing & Branding	Manufacturing	Wholesale Distribution	CEO/ Former CEO	eCommerce/ Technology	Construction/ Building Products	Human Resources	Diverse
Doug Black, Chairman				✔	✔	✔		✔
Bill Douglas, Lead Director		✔	✔	✔	✔
Fred Diaz	✔		✔	✔		✔				✔
Larisa Drake			✔				✔			✔
Roy Dunbar						✔	✔	✔		✔
Jeri Isbell		✔		✔					✔	✔
Jack Wyszomierski		✔		✔	✔
Director Independence
The Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Diaz, Douglas, Dunbar and Wyszomierski and Ms. Isbell and Ms. Drake are “independent” as defined under NYSE listing standards. This means that none of those independent directors and nominees has any direct or indirect material relationship with the Company and its management, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.
Board Leadership Structure
The Board is led by our Chief Executive Officer and Chairman, Mr. Black. As stated in our Corporate Governance Guidelines, the Board has the flexibility to decide when the positions of Chairman and CEO should be combined or separated and whether an executive or independent director should be Chairman. This approach is designed to allow the Board to choose the most appropriate leadership structure for the Company to serve the interests of the Company and our stockholders at the relevant time. At this point in time, the Board believes that the Company and its stockholders are best served by having Mr. Black serve as both Chairman and CEO. As the officer ultimately responsible for the day-to-day operation of the Company and for execution of its strategy, the Board believes Mr. Black is the director best qualified to act as Chairman and to lead Board discussions regarding the performance of the Company. The structure also reinforces accountability for the Company’s performance at the highest levels.
Our Corporate Governance Guidelines also provide that, when the position of Chairman is not held by an independent director, a lead director (“Lead Director”) will be appointed by the Board. In June 2017, the independent members of the Board appointed William W. Douglas, III to serve as our Lead Director. As Lead Director, Mr. Douglas, among other things, serves as a liaison between independent directors and the Chairman, consults with the Chairman of the Board on, and approves, the schedules, agendas and information provided to the Board for each meeting and on other pertinent matters, has the ability to call meetings of non-management and independent directors, chairs executive sessions of non-management and independent directors, and consults with the CEO on matters relating to management effectiveness and Board performance. Mr. Douglas is available for consultation and direct communication with major shareholders upon request. The independent members of the Board selected Mr. Douglas for this role because of, among other attributes, his extensive board room experience, leadership qualities and ability to facilitate meaningful discussion by encouraging participation, soliciting feedback, ensuring all viewpoints are heard and considered and building consensus among the group.
The Board believes that together, our Lead Director and Mr. Black provide the appropriate leadership and Board oversight of our Company and facilitate effective functioning of both the Board and the management team.
Meetings of the Board and Attendance at the Annual Meeting
The Board held four meetings during the 2018 Fiscal Year. Each of our current directors attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member held during the 2018 Fiscal Year. Directors are encouraged to attend our annual meetings, and all of our directors attended our 2018 Annual Meeting of Stockholders.

Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are held at each of the Board’s quarterly meetings. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors, and the non-management directors meet with the Chief Executive Officer without the other executive officers being present, with the Lead Director presiding at such sessions. The committees of the Board, as described more fully below, also meet regularly in executive session.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at http://investors.siteone.com/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, conflicts of interest, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
Code of Conduct and Financial Code of Ethics
We have a Financial Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and Controller, or persons performing similar functions, and other designated officers and associates, including the primary financial officer of each of our business units and the Treasurer. We also have a Business Code of Conduct and Ethics (“BCCE”) that applies to all of our directors, officers and associates. The Financial Code of Ethics and the BCCE each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the BCCE are available without charge on the investor relations portion of our website at http://investors.siteone.com/corporate-governance.
Board Committees
The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.

The following table shows the current members of each committee, as well as the number of meetings held during the 2018 Fiscal Year. At this time, the Board does not expect any changes to the composition of the committees for the 2019 Fiscal Year.
Director	Audit	Compensation	Nominating and Corporate Governance
William (Bill) W. Douglas, III	✔*		✔
Fred M. Diaz	✔	✔
W. Roy Dunbar		✔
Jeri L. Isbell		✔*	✔
Jack L. Wyszomierski	✔		✔*
Number of Meetings	8	5	4

✓= Current Committee Member; * = Chair
Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for assisting the Board in overseeing the quality and integrity of our financial statements, our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on our website at http://investors.siteone.com/corporate-governance.
The members of our Audit Committee are Messrs. Douglas (Chair), Diaz and Wyszomierski.
The Board has determined that Messrs. Douglas, Diaz and Wyszomierski are “independent” as defined under NYSE and Securities Exchange Act of 1934, as amended (“Exchange Act”) rules and regulations. The Board has designated each member of the Audit Committee as an “audit committee financial expert,” and each of them has been determined to be “financially literate” under the NYSE rules.
The charter of our Audit Committee states that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. At present, Messrs. Douglas and Diaz do not sit on more than two other audit committees of public companies. Mr. Wyszomierski currently serves on three other audit committees of public companies. However, both the Board and the Nominating and Corporate Governance Committee reviewed Mr. Wyszomierski’s service on other boards and determined that such simultaneous service will not impair his ability to serve on the Company’s Audit Committee and that the Audit Committee will benefit from Mr. Wyzomierski’s service on other audit committees and experience as a chief financial officer.
Compensation Committee
The Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the Chief Executive Officer), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our company and its subsidiaries. The Compensation Committee also periodically reviews management development, diversity and succession plans. The charter of the Compensation Committee is available without charge on our website at http://investors.siteone.com/corporate-governance.

The members of the Compensation Committee are Ms. Isbell (Chair) and Messrs. Dunbar and Diaz. The Board has determined that Messrs. Dunbar and Diaz and Ms. Isbell are independent directors.
The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During the 2018 Fiscal Year, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) to advise it on executive compensation program design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the NEOs and non-employee directors. Pearl Meyer is a global professional services company. The Compensation Committee performed an assessment of Pearl Meyer’s independence to determine whether the consultant is independent, taking into account Pearl Meyer’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that Pearl Meyer’s work has not raised any conflict of interest and Pearl Meyer is independent. During the second half of the 2018 Fiscal Year, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it on the design of the 2019 executive compensation program. FW Cook is a global professional services company. The Compensation Committee performed an assessment of FW Cook’s independence to determine whether the consultant is independent, taking into account FW Cook’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and FW Cook is independent.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the Board for election to the Board, reviewing the composition of the Board and its committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board evaluations. The Nominating and Corporate Governance Committee also oversees and monitors significant issues impacting our culture, including our handling of environmental, social and governance issues. The charter of the Nominating and Corporate Governance Committee is available without charge on our website at http://investors.siteone.com/corporate-governance.
The members of the Nominating and Corporate Governance Committee are Messrs. Douglas and Wyszomierski (Chair), and Ms. Isbell. The Board has determined that Messrs. Douglas and Wyszomierski and Ms. Isbell are independent directors.
Communications with the Board
Any stockholder or interested party who wishes to communicate with the Board as a whole, any of its committees, the independent directors, or any individual member of the Board or any committee of the Board may write to or email the Company at SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Briley Brisendine, Secretary, or boardofdirectors@siteone.com.
The Board has designated the Company’s Secretary as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The Secretary may communicate with the sender for any clarification. In addition, the Secretary will promptly forward to the chair of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to the Company. As an initial matter, the Secretary will determine whether the communication is a proper communication for the Board. The Secretary will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Secretary to be immaterial to the Company.
Whistleblower Procedure
The Audit Committee has established a whistleblower procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters. These submissions, if any, are reviewed at least quarterly by the Audit Committee.
Risk Oversight
The Board as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, as well as oversight of compliance related to legal and regulatory exposure and cybersecurity. The Audit Committee meets regularly with our General Counsel. The Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and the Compensation Committee provide reports to the full Board regarding these and other matters.
Compensation Risk Assessment
In March 2019, the Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking. Additionally, the incentive compensation program uses multiple performance metrics tied to growth, profitability, asset efficiency and strategic priorities, as well as absolute stock price appreciation, to encourage a balanced focus. Finally, meaningful risk mitigators are in place, including stock ownership guidelines and retention ratio, clawback provisions, anti-hedging policies and independent Compensation Committee oversight.
Stock Ownership and Retention Guidelines
The Company has established stock ownership and retention guidelines for our CEO and other executive officers in order to further align the long-term interests of our executive officers with those of our stockholders. Also, the deferred stock units granted to our non-employee directors under the Omnibus Incentive Plan pursuant to our non-employee director compensation policy are granted on a fully vested basis but will not settle into the Company’s common stock until after the director receiving the grant has ceased to serve as a non-employee director on the Board or a change in control. For more information about our stock ownership and retention guidelines, see the discussion in the Compensation Discussion and Analysis under the heading “Stock Ownership and Retention Guidelines” on page 36.
Anti-Hedging Policy
Our directors, executive officers and all other associates are prohibited from entering into hedging or monetization transactions designed to limit the financial risk of ownership of the Company’s securities. These include prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, as well as speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under our compensation plans) or other derivatives.
Board and Committee Evaluations
The Board conducts a detailed annual self-evaluation process. The charters of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee require an annual performance evaluation. Each committee compares its performance with the requirements of its charter and sets forth the goals and objectives of the committee for the upcoming year. As a result of these evaluations, we also update and revise our processes and practices as needed to ensure the Board and each committee operate in the most efficient and effective manner possible.
Conflicts of Interest
Our BCCE and our Corporate Governance Guidelines govern our conflicts of interest policy. The BCCE requires employees to avoid conflicts of interest, defined as situations where the person’s private interests or professional interests interfere in any way — or even appear to interfere — with the interests of the Company. The BCCE requires all conflicts of interest between the Company and its employees to be disclosed to an immediate supervisor or the General Counsel. The Corporate Governance Guidelines require directors to promptly inform the Chairman of the Board or the Chair of the Audit Committee if an actual or potential conflict of interest arises. Directors shall recuse themselves from any discussion or decision involving another firm or company with which the director is affiliated or other matters with respect to which the director has a personal conflict.
Related Person Transactions
See “General Information — Certain Relationships and Related Party Transactions” on page 56 for a discussion of our policies and procedures for related person transactions.
Director Change in Circumstances
In the event of a significant change in circumstances involving a director’s employment status, professional position, or substantial commitments to a business or governmental organization, the director must offer to tender his or her resignation from the Board for consideration by the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee will evaluate the change in circumstances and will recommend to the Board whether the director should continue to serve as a member of the Board or whether the Board should accept the resignation.
Succession Planning and Management Development
Succession planning and talent development are important at all levels within our organization, and accordingly, succession planning and management development are discussed at least annually by the Board and the Chief Executive Officer. The Board oversees management’s succession plan for key positions at the senior officer level. Our Corporate Governance Guidelines require that each year the Chief Executive Officer reports to the Board on succession planning, including the principles and process for chief executive officer selection and performance review, as well as plans regarding succession in the case of an emergency or the retirement of the Chief Executive Officer. We believe continuity of leadership is critical to our ongoing success, and that our process is effective in preparing us for sustained, long-term effective leadership.
Overboarding
Our Corporate Governance Guidelines state that no director may serve on more than four other public company boards. No director may serve as a member of the Audit Committee if such director serves on more than two other public company audit committees, unless the Board determines that such simultaneous service would not impair the director’s ability to serve effectively on the Company’s Audit Committee.
Mandatory Retirement Age
Our Corporate Governance Guidelines also require directors to retire from the Board when they reach the age of 72, although a director elected to the Board prior to his or her 72nd birthday may continue to serve until the next annual meeting. While directors generally will not be nominated for election or reelection to the Board after their 72nd birthday, the full Board may nominate candidates over 72 for election or reelection in special circumstances.

Executive Officers
The following table sets forth information about our executive officers as of March 30, 2019.
Name	Age	Present Positions	First Became an Officer
Doug Black	54	Chief Executive Officer, Director	2014
John Guthrie	53	Executive Vice President, Chief Financial Officer and Assistant Secretary	2001
Pascal Convers(1)	54	Executive Vice President, Strategy, Development and Investor Relations	2014
Ross Anker	55	Executive Vice President, Category Management, Marketing and IT	2014
Briley Brisendine	48	Executive Vice President, General Counsel and Secretary	2015
Joseph Ketter	50	Senior Vice President, Human Resources	2015
Scott Salmon	51	Executive Vice President of Strategy and Development	2019

(1)
Mr. Convers is terminating employment with the Company, effective April 30, 2019.

Doug Black has served as SiteOne’s Chief Executive Officer since April 2014. Prior to joining SiteOne, Mr. Black was President and Chief Operating Officer of Oldcastle Inc., an integrated building materials manufacturer and distributor and a wholly owned subsidiary of Irish-based CRH plc. During his 18-year career with Oldcastle, Mr. Black led the company’s entry into building products distribution and then held several senior leadership roles, including Chief Operating Officer and Chief Executive Officer of Oldcastle Architectural Products and Chief Operating Officer and Chief Executive Officer of Oldcastle Materials. Prior to Oldcastle, Mr. Black’s business career began at McKinsey & Company in 1992 where he led strategy, sales force effectiveness and plant improvement projects in the telecommunications, airline, lumber, paper and packaging industries. While serving as a U.S. Army Engineer Officer from 1986 to 1990, he completed construction projects in the Southeastern U.S., Central America and South America. Mr. Black earned an M.B.A. from Duke University’s Fuqua School of Business as a Fuqua Scholar and a B.S. in Mathematical Science/Civil Engineering from the U.S. Military Academy, West Point, where he was an AP all-American fullback and NCAA Scholar Athlete.
John Guthrie serves as SiteOne’s Executive Vice President, Chief Financial Officer and Assistant Secretary. Mr. Guthrie joined SiteOne as head of finance shortly after it was formed in 2001 and has been instrumental in helping SiteOne build its market leading position. In addition to his financial leadership role, Mr. Guthrie has also been responsible for Human Resources, Procurement, IT and Region Management. Mr. Guthrie joined SiteOne from Deere & Company where he held various positions in finance. Mr. Guthrie has also held positions in engineering and manufacturing at Commonwealth Edison and Turtle Wax. Mr. Guthrie earned a B.S. in Chemical Engineering from the University of Illinois and an M.B.A. from the University of Chicago.
Pascal Convers joined SiteOne in July 2014 and serves as our Executive Vice President of Strategy, Development and Investor Relations. Prior to joining SiteOne, Mr. Convers held a number of senior leadership positions over the course of 10 years at CRH plc, a leading construction materials company. From 2009 to 2014, he served as Senior Vice President of Strategy and Development for Oldcastle Materials, a division of CRH. He has also served as CRH’s Managing Director for concrete operations in France. Prior to CRH, Mr. Convers spent 13 years at Eastman Chemical Company, where he held senior leadership roles in Europe, North America and Asia Pacific. Mr. Convers holds a B.S. in Chemical Engineering from the National School of Chemistry in Rennes, France, an M.S. in Materials and Processing from Ecole Des Mines de Paris, and an M.B.A from Duke University.

Ross Anker joined SiteOne as Executive Vice President of Category Management and Marketing in October 2014. His responsibilities expanded to include IT in May of 2015. Prior to joining SiteOne, Mr. Anker was Vice President of Category Management at HD Supply supporting the construction division, White Cap. From 1996 to 2006, he held the position of Senior Vice President of Product Management, Marketing, IT and 6 Sigma at MSC Industrial Supply. This role also included responsibility for the strategic team and two subsidiaries, Enco and SPI. In 1993, Mr. Anker founded a computer consultancy firm and supported customers such as RR Donnelly & Sons and MSC Industrial Supply. Prior to this, Mr. Anker held senior positions within a number of consultancy firms in the United Kingdom. Mr. Anker holds a B.S. in Computer Science from North Staffordshire University in England.
Briley Brisendine joined SiteOne as Executive Vice President, General Counsel and Secretary in September 2015. Prior to joining SiteOne, Mr. Brisendine spent 12 years at The Home Depot, Inc., where he held a number of senior leadership positions in the legal department. For a portion of his time at The Home Depot, he helped grow the HD Supply division through a number of acquisitions and served as the division’s primary counsel. Most recently, he served as Vice President and Deputy General Counsel of The Home Depot, with responsibility for all legal issues related to securities and corporate governance, corporate finance, store operations, privacy, tax, real estate, international, M&A and general corporate matters. Mr. Brisendine also managed The Home Depot’s Risk Management department. Prior to joining The Home Depot, he spent seven years as an attorney at a national law firm where he focused on securities, corporate governance and M&A matters. Mr. Brisendine holds a B.A. in Finance from Wofford College and a Juris Doctorate from the Walter F. George School of Law at Mercer University.
Joseph Ketter joined SiteOne as Senior Vice President of Human Resources in July 2015. Prior to joining SiteOne, Mr. Ketter served as the Executive Vice President of Human Resources for Graham Packaging, where he led global human resources. Previously, Mr. Ketter held a number of senior human resources leadership positions over the course of 19 years at Newell Rubbermaid, a leading manufacturer and marketer of consumer and commercial products. In his last role with Newell Rubbermaid (Senior Vice President of Human Resources — Development) he reported to the Chief Development Officer and provided strategic human resources support to multiple divisions. Mr. Ketter holds a B.A. in Human Resource Management and Management from Ohio University and graduated from Cooper Industries’ Employee Relations Training Program.
Scott Salmon joined SiteOne as Executive Vice President of Strategy and Development in March 2019. Prior to joining SiteOne, Mr. Salmon was the President of the Lawn & Garden division of Oldcastle Inc., an integrated building materials manufacturer and distributor and a wholly owned subsidiary of Irish-based CRH plc. During his 17-year career at Oldcastle, Mr. Salmon held several senior leadership positions and was responsible for all aspects of strategic planning and development. Prior to Oldcastle, Mr. Salmon served as an F-16 Pilot and Flight Commander in the United States Air Force where he flew over 30 combat missions. Mr. Salmon holds a BS in Economics and Operations Research from the United States Air Force Academy and earned a Master’s in Public Policy from Harvard University’s John F. Kennedy School of Government.

Proposal 3: Advisory Vote to Approve Executive Compensation
We provide our stockholders with the annual opportunity to cast an advisory vote to approve the compensation of our NEOs. This non-binding advisory vote, commonly known as a “say on pay” vote, gives our stockholders the opportunity to express their views on our NEOs’ compensation on an annual basis. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. At last year’s annual meeting of stockholders, approximately 98% of the votes cast were in support of the compensation of our NEOs.
The Board and Compensation Committee are dedicated to ensuring that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles, and stockholder interests and concerns. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value.
We believe that our compensation program is effective in achieving our goals, has contributed to the Company’s success and is strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our NEOs are reasonable. For these reasons, the Board is asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders.”
As you consider this Proposal 3, we urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 29 for additional details on our executive compensation, including the more detailed information regarding our compensation philosophy and objectives.
As an advisory vote, Proposal 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any specific action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.
Required Vote
Approval of the compensation of our NEOs as presented in this Proxy Statement requires the affirmative vote of a majority of the shares present, either in person or by proxy, at the Annual Meeting.

RECOMMENDATION OF THE BOARD
The Board unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as presented in this Proxy Statement.

Executive Compensation
Compensation Discussion and Analysis
In this section we provide information regarding our philosophies, plans and practices with respect to executive compensation. This section also provides information regarding the material elements of compensation that were paid to or earned by our NEOs for the 2018 Fiscal Year. Our NEOs for the 2018 Fiscal Year were:
•
Doug Black, Chief Executive Officer

•
John Guthrie, Executive Vice President, Chief Financial Officer and Assistant Secretary

•
Pascal Convers, Executive Vice President, Strategy, Development and Investor Relations

•
Briley Brisendine, Executive Vice President, General Counsel and Secretary

•
Ross Anker, Executive Vice President, Category Management, Marketing and IT

Compensation Philosophy and Objectives
Our executive compensation program is designed to encourage high performance and results that will create value for us and our stockholders while avoiding unnecessary risks. In particular, our executive compensation program has the following key objectives:
•
To pay for performance.

•
To reward our executives with equity in the Company in order to align their interests with the interests of our stockholders and allow our executives to share in our stockholders’ success.

•
To create a performance culture and maintain morale, which we believe drives exceptional customer service and safety performance.

•
To enable us to attract, motivate and retain top executive talent.

At last year’s annual meeting of stockholders our executive compensation program received strong stockholder support, with approximately 98% of votes cast in favor of the compensation of our NEOs. We value the opinions of our stockholders, and the Compensation Committee takes seriously the feedback it receives. Accordingly, the Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions.

Compensation Best Practices
What We Do
Strong emphasis on performance-based compensation, with a significant portion of NEOs’ overall compensation tied to Company performance	Compensation Committee, like all of the Board committees, comprised solely of independent directors
Aggressive annual Adjusted EBITDA targets	Rigorous and subjective measures tied to Company Net Promoter Score, Company safety and individual performance
Mix of short-term and long-term incentives, with performance awards representing a portion of long-term incentive pay beginning in 2019	Independent Compensation Committee advised by independent compensation consultant
Annual cash incentives for NEOs limited to 250% and 150% of “Target,” for financial performance and other metrics, respectively	Meaningful share ownership requirements for executives
Double-trigger change-in-control cash severance benefits	Annual incentive plan financial performance metric capped at 250% of “Target,” with the other components capped at 150% of “Target”
Robust clawback policy for incentive compensation paid to our executive officers
What We Don’t Do
Discount or reprice stock options	Allow hedging or short sales
Gross up excise taxes that may become due upon a change in control	Guarantee incentive awards for executives
Provide incentives that encourage executive risk-taking
Determination of Executive Compensation
Compensation Committee
The Compensation Committee is responsible for reviewing and approving the compensation and benefits of our executives (including our NEOs), directors and certain consultants, approving equity incentive compensation and other incentive arrangements, and approving employment and related agreements. In performing these duties, the Compensation Committee is supported by its independent consultant and certain members of executive management, as described below.
Independent Consultant
For the 2018 Fiscal Year, the Compensation Committee engaged Pearl Meyer as an independent consultant, and FW Cook as an independent consultant. Pearl Meyer reports to and is directed by the Compensation Committee, and provides no other services to the Company. The Compensation Committee considered the independence of Pearl Meyer in light of applicable SEC rules and NYSE listing standards and concluded that Pearl Meyer was appropriately independent and free from potential conflicts of interest. FW Cook reports to and is directed by the Compensation Committee, and provides no other services to the Company. The Compensation Committee considered the independence of FW Cook in light of applicable SEC rules and NYSE listing standards and concluded that FW Cook was appropriately independent and free from potential conflicts of interest.
To assist in evaluating our compensation program, in November 2017, the Compensation Committee worked with Pearl Meyer to establish the industry peer group listed below, which consists of companies of similar size and complexity, as well as companies with whom we compete for executive talent. In reviewing the appropriateness of our peer group, Pearl Meyer considered, among other factors, total market capitalization and revenue within the wholesale distribution market. At the time of Pearl Meyer’s analysis, our market capitalization approximated the peer group median and our revenues approximated the peer group 25th percentile. Pearl Meyer then conducted a competitive market assessment of the base salary, target total cash compensation (base salary plus target short-term incentive opportunity), and target total direct compensation (base salary plus target short-term incentive opportunity plus target long-term incentive opportunity) for certain senior leadership positions, including each of our NEOs, compared to similarly-situated executives at the peer group companies. Our executive compensation program aims to provide for total compensation for our executives at approximately the 50th percentile of our peer group.
Industry Peer Group
Watsco Inc.	GMS Inc.
Beacon Roofing Supply, Inc.	Central Garden & Pet Company
BMC Stock Holdings, Inc.	TopBuild Corp.
MSC Industrial Direct Co., Inc.	Summit Materials, Inc.
The Scotts Miracle-Gro Company	Advanced Drainage Systems, Inc.
Pool Corporation	DXP Enterprises, Inc.
Applied Industrial Technologies, Inc.	Installed Building Products, Inc.
Executive Management
Certain members of executive management are involved in the executive compensation determination process. For example, our Senior Vice President, Human Resources provides requested information and perspectives on the compensation program, and our General Counsel provides legal and regulatory advice and perspectives. In addition, our Chief Executive Officer makes specific recommendations for compensation levels and program designs for executives (other than himself) and our Chief Financial Officer may provide input on financial goals. Our Chief Executive Officer, Senior Vice President, Human Resources, and General Counsel generally attend Compensation Committee meetings, but are excused when their compensation is being discussed.
Elements of Our Executive Compensation Program
To create a “pay for performance” environment, compensation is weighted toward at-risk compensation, consisting of salary, short-term annual cash incentive compensation, long-term equity incentive compensation and certain other benefits. Our relatively low base salaries, which are, in the aggregate, between the 25th and 50th percentile of our peer group, tie a large portion of our NEOs’ total compensation to Company performance and long-term stock growth. In addition, our short-term cash incentive program approximates the median of our peer group, includes aggressive Adjusted EBITDA and Company Net Promoter Score (“NPS”) targets and challenging Company safety and individual performance goals. In addition, the Adjusted EBITDA, Company NPS and Company safety and individual performance components of our annual incentive awards are capped at 250%, 150% and 150% of  “target”, respectively. Our long-term equity inventive program provides for extended vesting schedules and prohibits repricing of underwater options, and for the 2019 Fiscal Year, includes PSUs with three-year relative and absolute performance criteria and capped payouts at 200% of  “target.” And finally, while we provide customary benefits as discussed below, we provide virtually no perquisites to our executives.
Set forth below is a chart outlining each element of our compensation program for our executive officers and the objectives of each component, and the key measures used in determining each component. For 2018, our NEOs’ target total direct compensation, which includes base salary, target short-term cash incentive and long-term equity awards, approximated the median of peer group practice.

Pay Component	Objective of Pay Component
Base Salary	• To attract and retain a high-performing leadership team
Short-Term Annual Cash Incentives	• To reward achievement of short-term business objectives and results, such as Adjusted EBITDA, Company NPS, Company safety and individual performance goals
Long-Term Equity Awards	• To align executive and stockholder interests, create “ownership culture” and provide retention incentives
Other Benefits	• To provide a safety net of protection in the case of illness, disability, death or retirement, through health, disability and life insurance, 401(k) retirement plan and other employee benefits
Base Salary
Base salaries are set to attract and retain high-performing executive talent. The determination of any particular executive’s base salary is based on personal performance, experience in the role, competitive rates of pay for comparable roles, significance of the role to the Company, the availability of potential replacement executives and anticipated economic conditions. Each year, the Compensation Committee considers merit and market-based salary increases, using data from our peer group, for our executives generally, including our NEOs. Based on these factors, in February 2018, the Compensation Committee approved salary increases for each of our NEOs in the range of 2.7% to 6.3%. Mr. Black, however, declined a base salary increase for the 2018 Fiscal Year. The base salaries paid to each of our NEOs in our 2018 Fiscal Year are shown in the “Summary Compensation Table” on page 38.
Short-Term Annual Cash Incentives
Our annual cash incentives are designed to focus our NEOs on achieving superior performance against business objectives and results for the Company as a whole and, in addition, reward them for the achievement of specific individual performance and/or other goals which the Compensation Committee and Chief Executive Officer (in the case of NEOs other than himself) subjectively determine based on its assessment of the executive’s performance during the year. By conditioning a significant portion of our NEOs’ potential total cash compensation on the Company’s achievement of clearly defined metrics, we reinforce our focus on creating a strong pay-for-performance culture.
All of our NEOs were eligible in the 2018 Fiscal Year to receive cash incentive bonuses based on the achievement of a pre-established annual financial performance metric approved by the Compensation Committee. For the 2018 Fiscal Year, each NEO had a target incentive opportunity expressed as a percentage of his salary for the year. The threshold, target, stretch and actual percentages of target for our NEOs for the 2018 Fiscal Year were as follows:
	Threshold(1)	Target(1)	Stretch(1)	Actual Percentage of Target(2)
Doug Black	62.5%	125%	187.5%	59%
John Guthrie	30%	60%	90%	67%
Pascal Convers	30%	60%	90%	74%
Briley Brisendine	30%	60%	90%	79%
Ross Anker	30%	60%	90%	62%

(1)
Expressed as a percentage of base salary. For the 2018 Fiscal Year, each of the various components of the annual incentive awards were subject to a cap, as set forth below.

(2)
Expressed as a percentage of the target bonus opportunity.

The Compensation Committee selected Adjusted EBITDA as the financial performance metric for our NEOs’ annual incentive opportunity, measured against the Adjusted EBITDA goals established by the Compensation Committee in the beginning of the year. In order to ensure our team continues to deliver outstanding customer service, the Compensation Committee also utilized Company-wide NPS as a component of each NEO’s annual incentive award, with a target score set at 65 and a maximum payout (150% of target) for a score of 80 or higher. This NPS target score represents a meaningful increase of 7.3% over our 2017 company-wide NPS score. The Compensation Committee also evaluated each NEO’s achievement of individual performance goals. The Compensation Committee subjectively assessed Mr. Black’s achievement with respect to the Company safety performance measure and Mr. Black’s individual performance measures and, with respect to the other NEOs, Mr. Black evaluated the performance of each NEO based on his individual performance measures and made a recommendation to the Compensation Committee. The Company safety objective is achieved through reduced incident rates, improvement in safety of operating company vehicles and facilities and improved safety behaviors of company associates. The following table shows the weighting of the 2018 Fiscal Year performance metrics for each NEO, expressed as a percentage of his 2018 Fiscal Year total bonus opportunity.
	Adjusted EBITDA(1)	Company NPS(2)	Company Safety and Individual Performance(3)
Doug Black	70%	10%	20%
John Guthrie	70%	10%	20%
Pascal Convers	70%	10%	20%
Briley Brisendine	70%	10%	20%
Ross Anker	70%	10%	20%

(1)
The Adjusted EBITDA component of the annual incentive opportunity is capped at 250% of target.

(2)
The NPS component of the annual incentive opportunity is capped at 150% of target.

(3)
The Company safety and individual performance component of the annual incentive opportunity is capped at 150% of target.

The following table shows the threshold, target, stretch and actual performance levels, along with the multiple of  “target” bonus opportunity, for the Adjusted EBITDA component of the 2018 Fiscal Year bonus opportunities for our NEOs.
Adjusted EBITDA(1)	Level of Achievement(1)(2)(3)	Multiple of “Target” Opportunity
Threshold	$172.0 million	50%
Target	$191.0 million	100%
Stretch	$216.0 million	150%
Actual	$173.4 million	54%

(1)
Adjusted EBITDA was calculated using EBITDA for the Company for the fiscal year, as further adjusted for items such as stock-based compensation expense, (gain) loss on sale of assets, financing fees, acquisitions and other adjustments. See Appendix A to this Proxy Statement for a reconciliation of Adjusted EBITDA to Net income (loss), the corresponding GAAP financial measure.

(2)
In order to mitigate the impact of acquisitions not reflected in the levels of achievement for the Adjusted EBITDA performance metric originally approved by the Compensation Committee in February 2018, in August 2018, the Compensation Committee increased the threshold, target and stretch goals by $7.0 million, $7.0 million and $8.0 million, respectively, to take into account anticipated Adjusted EBITDA contributions from acquisitions completed during the first half of the 2018 Fiscal Year. Acquisitions completed during the second half of the 2018 Fiscal Year were excluded from the calculation of Adjusted EBITDA for purposes of determining annual bonuses.

(3)
The Adjusted EBITDA weighted performance multiplier is determined by linear interpolation of the percentage achievement between the threshold, target and stretch levels and for achievement beyond stretch level.

The following table shows the threshold, target, maximum and actual performance levels, along with the multiple of  “target” bonus opportunity, for the Company NPS component of the 2018 Fiscal Year bonus opportunities for our NEOs.
Company NPS(1)	Level of Achievement	Multiple of “Target” Opportunity
Threshold	55	50%
Target	65	100%
Maximum	80	150%
Actual	69.4	115%

(1)
Company NPS is based on responses from a customer survey regarding customer experience. Respondents to the survey are categorized as detractors (0 – 6 score for likelihood to recommend), passives (7 – 8), and promoters (9 – 10). Company NPS is then calculated by subtracting the percentage of detractors from the percentage of promoters.

To determine the level of achievement of the NEOs’ individual performance criteria, the Compensation Committee subjectively assessed Mr. Black’s achievement with respect to the Company safety and his individual performance measures. For Fiscal Year 2018, Mr. Black declined the portion of his annual incentive award related to Company safety, which comprised 10% of his total award opportunity. With respect to the other NEOs, Mr. Black evaluated the performance of each NEO based on their individual performance measures and made a recommendation to the Compensation Committee. These individual criteria were related to specific individual categories of performance measures, as described below.
Company Safety and Individual Performance Categories
Mr. Black	• Company safety improvement; improvements in Company diversity and inclusion; execution of Company foundation-building initiatives
Mr. Guthrie	• Finance team development and strategic planning; field reporting; financial reporting and Sarbanes-Oxley compliance
Mr. Convers	• Acquisition growth, integration and performance; investor relations leadership
Mr. Brisendine	• Corporate governance oversight and execution; risk management enhancements; field operations support; customer service initiative progress
Mr. Anker	• Gross margin growth; IT team development and strategic planning; execution of marketing strategies
Achievement of the Adjusted EBITDA, Company NPS and the individual performance measures, taken together, resulted in bonus payments for the 2018 Fiscal Year of  $554,696 to Mr. Black, $135,700 to Mr. Guthrie, $163,686 to Mr. Convers, $179,479 to Mr. Brisendine and $139,760 to Mr. Anker. The 2018 annual bonus plan award paid to each of our NEOs is shown in the “Summary Compensation Table” on page 38 under the “Non-Equity Incentive Plan Compensation” column.
Long-Term Equity Incentives
In connection with our initial public offering in 2016, we adopted the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan (the “Omnibus Incentive Plan”), which serves as the primary vehicle for providing equity incentives to our associates and directors. In 2017, the Compensation Committee began making annual equity grants to our executives as part of our compensation program. In addition, the

Compensation Committee may, from time to time, provide an equity award to one or more of our NEOs to retain and reward key talent or to reflect increased responsibilities. The Compensation Committee may also review and approve equity awards for promotions. For more information regarding the equity awards granted to our NEOs under the Omnibus Incentive Plan during the 2018 Fiscal Year, see the “Grants of Plan-Based Awards for 2018 Fiscal Year” table on page 39 and the discussion under “Options and RSUs Granted During 2017, 2018 and 2019 under the Omnibus Incentive Plan” on page 40 below.
Prior to our initial public offering and the adoption of the Omnibus Incentive Plan, our NEOs participated in the Amended and Restated SiteOne Landscape Supply, Inc. Stock Incentive Plan (f/k/a CD&R Landscapes Parent, Inc. Stock Incentive Plan) (the “Stock Incentive Plan”). Each of our NEOs received options under the Stock Incentive Plan in connection with the commencement of their employment. For more information regarding these options, see the “Outstanding Equity Awards at 2018 Fiscal Year End” table on page 42 and the discussion under “Options Granted During 2015 under the Stock Incentive Plan” on page 40 below.
Employment Arrangements and Severance Agreements
Under certain circumstances, we recognize that special arrangements with respect to an executive’s employment may be necessary or desirable. In connection with their commencement of employment, we entered into an employment agreement with Mr. Black setting forth the terms of his employment as our CEO and letter agreements with the other NEOs setting forth the terms of their employment with the Company. The agreements for each NEO provide for employment on an “at will” basis. Mr. Black’s employment agreement includes severance benefits, salary, bonus, benefits and the specific terms described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Material Terms of Employment Arrangements” on page 39 and under “Potential Payments Upon Termination or Change in Control” on page 42. The letter agreements with the other NEOs include salary, bonus, benefits and the specific terms described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Material Terms of Employment Arrangements” on page 39. In addition, we have entered into severance agreements with Messrs. Guthrie, Convers, Brisendine and Anker, which set forth certain severance benefits to be received by the executive upon a qualifying termination of employment. The severance arrangements with our NEOs operate with a “double trigger” in the event of a change of control, meaning severance payments do not occur unless the executive’s employment is involuntarily terminated (other than for cause or with good reason) within 12 months following a change-in-control. For a further discussion of these benefits, see below under “Potential Payments Upon Termination or Change in Control — Separation Benefits Agreements with Messrs. Guthrie, Convers, Brisendine and Anker” on page 43.
Other Benefits
The benefits provided to our NEOs are generally the same as those provided to our other salaried associates and include, but are not limited to, medical, dental, health, life, accident, hospitalization and disability insurance, and a tax-qualified 401(k) plan. Several of our NEOs and their spouses attend an annual customer event. In prior years, we have also covered certain of Mr. Convers’ commuting, lodging and other travel expenses.
Tax and Accounting Considerations
While the accounting and tax treatment of compensation generally has not been a consideration in determining the amounts of compensation for our executive officers, the Compensation Committee and management have taken into account the accounting and tax impact, including Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, of various program designs to balance the potential cost to us with the value to the executive. Section 162(m), as most recently amended in December 2017 in connection with tax reform legislation, limits the deductibility of compensation paid to “covered employees” in excess of  $1,000,000 in any taxable year. While the Compensation Committee may consider the impacts of Section 162(m) when determining executive compensation, it may authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

The expenses associated with executive compensation issued to our executive officers and other key associates are reflected in our financial statements. We account for stock-based programs in accordance with the requirements of ASC 718, Compensation-Stock Compensation, which requires companies to recognize in the income statement the grant date value of equity-based compensation issued to associates over the vesting period of such awards.
Stock Ownership and Retention Guidelines
The Company has established stock ownership and retention guidelines in order to further align the long-term interests of our executive officers with those of our stockholders. Our stock ownership guidelines require our CEO and each executive officer who reports directly to the CEO (each, a “Covered Executive”) to own shares of the Company’s common stock having an aggregate value equal to a multiple of annual base salary, as follows:
Position	Multiple
Chief Executive Officer	5x Annual Base Salary
Covered Executives	2x Annual Base Salary
Shares that count for purposes of ownership under the share ownership guidelines include (i) shares held directly by the individual and (ii) shares underlying in-the-money vested stock options.
Generally, the CEO and each Covered Executive will have five years from the date he or she becomes subject to these guidelines to achieve compliance. The CEO and each Covered Executive are required to hold 100% of shares acquired as a result of settlement of compensatory awards (net of any shares withheld for taxes) until ownership guidelines have been met. Also, the deferred stock units granted to our non-employee directors under the Omnibus Incentive Plan pursuant to our non-employee director compensation policy are granted on a fully vested basis but will not settle into the Company’s common stock until after the director receiving the grant has ceased to serve as a non-employee director on the Board or a change in control.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis, and based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Annual Report into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
By the Company’s Compensation Committee:
Jeri L. Isbell (Chair)
Fred M. Diaz
W. Roy Dunbar

Additional Executive Compensation Information
Summary Compensation Table
The following table sets forth the compensation of our NEOs for the 2018 Fiscal Year and the two immediately preceding fiscal years.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Doug Black Chairman and Chief Executive Officer	2018	750,000		1,623,238	575,104	554,696	13,710	3,516,748
	2017	741,346	—	1,147,647	374,984	683,438	13,050	2,960,465
	2016	695,308	—	—	—	875,000	1,272,828	2,843,136
John Guthrie Executive Vice President and Chief Financial Officer	2018	336,538		324,638	115,021	135,700	11,195	923,092
	2017	316,680	—	244,830	79,977	161,139	11,168	813,795
	2016	300,000	—	—	—	148,000	294,345	742,345
Pascal Convers Executive Vice President, Strategy & Development	2018	368,269		324,638	115,021	163,686	12,817	984,431
	2017	353,077	—	244,830	79,977	181,281	34,028	893,194
	2016	318,308	—	—	—	172,000	334,691	824,999
Briley Brisendine Executive Vice President, General Counsel & Secretary	2018	378,269		324,638	115,021	179,479	11,270	1,008,677
	2017	368,269	—	244,830	79,977	197,417	11,257	901,751
	2016	358,462	—	302,835	—	194,000	10,600	865,897
Ross Anker Executive Vice President, Category Management, Marketing and IT	2018	378,269		324,638	115,021	139,760	11,270	968,958
	2017	366,538	—	244,830	79,977	189,092	11,257	891,695
	2016	350,000	—	—	—	224,000	11,347	585,347

(1)
Represents the actual sum of regular pay, paid-time off, holiday and back pay for the 2018, 2017 and 2016 fiscal years, as applicable.

(2)
The amount reported reflects the aggregate grant date fair value of the option awards and stock awards granted in the respective year, computed in accordance with FASB ASC Topic 718, modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 6, “Employee Benefit and Stock Incentive Plans,” to the financial statements included in our Annual Report on Form 10-K for the 2018 Fiscal Year filed with the SEC on February 27, 2019 for a discussion of the relevant assumptions used in calculating these amounts.

(3)
Includes annual incentive payments earned with respect to the 2018, 2017 and 2016 fiscal years. For more detail, see above under “— Determination of Executive Compensation — Short Term Annual Cash Incentives” on page 32.

(4)
For the 2018 Fiscal Year, reflects: (i) a Company 401(k) match of  $10,600 made to each NEO; (ii) $1,778 for Mr. Black and $1,564 for Mr. Convers, in each case, for his family members’ attendance at an annual customer event attended by customers and their spouses or significant others; and (iii) life and accidental death insurance premiums paid by the Company on behalf of each NEO. The incremental cost to the Company of Messrs. Black’s and Convers’ spouse attendance at the customer event was calculated based on the actual cost incurred for each spouse. For the 2016 Fiscal Year, includes $1,261,088 for Mr. Black, $283,745 for Mr. Guthrie and $283,745 for Mr. Convers received as the cash payment related to a one-time cash dividend paid to holders of our common stock and cumulative convertible participating redeemable preferred stock in April 2016.

Grants of Plan-Based Awards for 2018 Fiscal Year
The following table provides information concerning plan-based awards granted to the NEOs in the 2018 Fiscal Year.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	All Other Stock Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)
Doug Black		468,750	937,500	2,062,500
	2/14/18				67,187		77.04	1,623,238
	2/14/18					7,465		575,104
John Guthrie		100,901	201,923	444,230
	2/14/18				13,437		77.04	324,638
	2/14/18					1,493		115,021
Pascal Convers		110,481	220,961	486,115
	2/14/18				13,437		77.04	324,638
	2/14/18					1,493		115,021
Briley Brisendine		113,481	226,961	499,315
	2/14/18				13,437		77.04	324,638
	2/14/18					1,493		115,021
Ross Anker		113,481	226,961	499,315
	2/14/18				13,437		77.04	324,638
	2/14/18					1,493		115,021

(1)
For a discussion of the payout opportunities under our short-term cash incentive plan for the 2018 Fiscal Year, see above under “— Determination of Executive Compensation — Short-Term Annual Cash Incentives” on page 32. Actual amounts paid to each of our NEOs is shown in the “Summary Compensation Table” on page 38 under the “Non-Equity Incentive Plan Compensation” column.

(2)
The annual incentive opportunity with respect to the Adjusted EBITDA, Company NPS and Company safety and individual performance components of each NEO’s annual bonus was capped at 250%, 150% and 150% of Target, respectively, for the 2018 Fiscal Year.

(3)
Reflects stock options granted under the Omnibus Incentive Plan, which vest in four equal installments on each of the first through fourth anniversaries from the grant date.

(4)
Includes the time-based RSUs granted to each of our NEOs under the Omnibus Incentive Plan, which vest annually in four equal installments beginning on February 14, 2019, subject to the NEOs continued employment.

(5)
Reflects the aggregate grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. See Note 6, “Employee Benefit and Stock Incentive Plans,” to the financial statements in our annual report on Form 10-K for the 2018 Fiscal Year filed with the SEC on February 27, 2019 for a discussion of the relevant assumptions used in calculating these amounts.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Material Terms of Employment Arrangements
On April 21, 2014, the Company entered into an employment agreement with Mr. Black. Mr. Black’s employment agreement provides for his employment at-will, and he may be terminated at any time by either party. Under his agreement, Mr. Black is entitled to a base salary to be determined annually by the

Company’s Compensation Committee and is eligible for payment of an annual cash bonus, with a target amount equal to 125% of his base salary. Mr. Black’s employment agreement also specifies the payments and benefits to which he is entitled upon a termination of employment for specified reasons, which are discussed further below.
In connection with their offers of employment, the Company entered into letter agreements with each of Messrs. Convers, Brisendine and Anker. Under these letter agreements, each of Messrs. Convers, Brisendine and Anker is entitled to a base salary to be determined annually by the Compensation Committee and is eligible for payment of an annual cash bonus. The target annual cash bonus for Messrs. Convers, Brisendine and Anker is equal to 60% of his base salary, subject, in each case, to meeting performance goals set annually. The target cash bonus for Messrs. Convers, Brisendine and Anker of 60% of base salary for the 2018 Fiscal Year are consistent with the target cash bonuses for Fiscal Year 2017. In addition, each of Messrs. Brisendine, Guthrie, Convers and Anker has a severance agreement, which specifies the payments and benefits to which such executives are entitled upon a termination of employment for specified reasons, which are discussed further below.
Options Granted During 2015 under the Stock Incentive Plan
The Stock Incentive Plan and an employee stock option agreement govern each grant of stock options to our NEOs during the 2015 Fiscal Year and provide, among other things, the vesting provisions of the options and the option term. Options granted under the Stock Incentive Plan generally vest in five equal annual installments, subject to the recipient’s continued employment, and have a term of ten years. In the event an executive’s employment is terminated due to death or disability, the remaining options will immediately vest. In the case of a termination for “cause” (as defined in the Stock Incentive Plan), all of an executive’s options, whether vested or unvested, will be canceled effective upon the executive’s termination of employment. Following a termination of an executive’s employment other than for “cause,” vested options granted under the Stock Incentive Plan are canceled unless the executive exercises the options within 90 days (or 180 days if the termination was due to death, disability or retirement after age 65) or, if sooner, prior to the options’ normal expiration date. For more detail on the Stock Incentive Plan, see “— Determination of Executive Compensation — Long-Term Equity Incentives” on page 34.
Options and RSUs Granted During 2017, 2018 and 2019 under the Omnibus Incentive Plan
In the 2017 Fiscal Year, we began awarding RSUs as a vehicle to improve the balance and durability of our long-term incentive program. While we believe RSU grants are an effective retention incentive tool, we have historically maintained a 75% to 25% mix of options to RSUs in order to preserve our “pay for performance” environment and encourage continued growth. For the 2019 Fiscal Year, 25% of the long-term incentive compensation for our NEOs will consist of performance awards (“PSUs”), as discussed below, with options and RSUs representing the remaining 50% and 25%, respectively.
The Omnibus Incentive Plan and an award agreement govern the grant of stock options to Mr. Brisendine during the 2016 Fiscal Year and the grant of stock options and RSUs to each of our NEOs during the 2017, 2018 and 2019 Fiscal Years and provide, among other things, the vesting provisions and other terms. Options and RSUs under the Omnibus Incentive Plan generally vest in four equal annual installments, subject to the recipient’s continued employment, and have a term of ten years. In the event an executive’s employment is terminated other than for “cause” (as defined in the Omnibus Incentive Plan), a pro-rated amount of options and RSUs, as applicable, or in the case of retirement (subject to certain age and service conditions discussed below), the full amount of options and RSUs, as applicable, that would have vested at the next anniversary of the grant date (if any) would vest. Following a termination of an executive’s employment other than for “cause,” vested options under the Omnibus Incentive Plan are canceled unless the executive exercises the options (i) within 90 days, (ii) within one year if the termination was due to death or disability, (iii) within two years in case of retirement or, if sooner, (iv) prior to the options’ normal expiration date. In the case of a termination for “cause” (as defined in the Omnibus Incentive Plan), all of an executive’s options, whether vested or unvested, will be canceled effective upon the executive’s termination of employment.
During the 2016 Fiscal Year, the form of option agreement for future grants was revised (the “2016 Revised Option Agreement”) to provide for immediate vesting of unvested options if the executive’s employment is terminated due to death or disability. The 2016 Revised Option Agreement also provides that in the event of the executive’s retirement after attaining the age of 60 with ten years of service with the Company, subject to continued compliance with a non-competition agreement, the executive’s options continue to vest for one additional year following retirement. No options were granted to NEOs under the 2016 Revised Option Agreement during 2016, but the Company granted options under the 2016 Revised Option Agreement in February of 2017. During the 2018 Fiscal Year, the form of option agreement for future grants was revised (the “2018 Revised Option Agreement”) to provide that in the event of the executive’s retirement after attaining the age of 60 with ten years of service with the Company, subject to continued compliance with a non-competition agreement, the executive’s options continue to vest for two additional years following retirement. The Company granted options under the 2018 Revised Option Agreement in February 2018 and February 2019. The 2016 Revised Option Agreement and the 2018 Revised Option Agreement provide that options that were vested at the time of the executive’s retirement would be canceled unless the executive exercises the options within two years following retirement. Options granted under the 2016 Revised Option Agreement or the 2018 Revised Option Agreement that become vested during the one-year or two-year period following the executive’s retirement, as applicable, are canceled unless the executive exercises the options within two years following such options becoming vested. In all other material respects, the terms of options granted under the 2016 Revised Option Agreement and the 2018 Revised Option Agreement are the same as the terms of options granted in the 2016 Fiscal Year under the Omnibus Incentive Plan, discussed above.
The RSUs granted during the 2017 Fiscal Year contain similar vesting provisions as the 2016 Revised Option Agreement in the case of death, disability and retirement. The RSUs granted during the 2018 Fiscal Year and 2019 Fiscal Year contain similar vesting provisions as the 2018 Revised Option Agreement in the case of death, disability and retirement.
PSUs Granted During 2019 Fiscal Year under the Omnibus Incentive Plan
As noted above, in February 2019, we began awarding PSUs in order to further ensure that our executive compensation aligns with pay for performance and facilitates long-term stockholder value creation. The PSUs will be earned based upon the Company’s performance, over a three-year period, measured by pre-tax income plus amortization (“EBTA”) growth relative to a select peer group, subject to adjustment based upon the application of a return on invested capital (“ROIC”) modifier, as set forth below. The “Performance Period” for the PSUs is a three-year period commencing December 31, 2018 and ending January 2, 2022. Vesting of PSUs is contingent upon each NEO’s continued employment, subject to certain exceptions as set forth in the PSU agreement.
The table below sets forth the performance criteria for the PSUs:
Performance Level	Relative EBTA Growth	% Target Award	Performance Level	Avg. ROIC	Modifier to PSUs Earned Based on Relative EBTA Growth*
Maximum	>=75th percentile	200%	Above Target	>20%	+20%
Target	50th percentile	100%	Target	12%-20%	0%
Threshold	25th percentile	50%	Below Target	<12%	-20%
<Threshold	<25th percentile	0%
•
Payout on EBTA growth performance capped at 100% of target if Company’s absolute EBTA growth is negative.

•
Payout for performance between levels noted above will be determined using straight-line interpolation.

•
Total payout will be capped at 200% of target.

The table below sets forth the number of target PSUs awarded to each NEO for the 2019 Fiscal Year:
Name	Number of PSUs Awarded
Doug Black	11,145
John Guthrie	2,180
Pascal Convers	0
Briley Brisendine	2,180
Ross Anker	2,180
Outstanding Equity Awards at 2018 Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of RSUs that have not Vested (#)(4)	Market Value of RSUs that have not Vested ($)(5)
Doug Black	02/14/18	—	67,187(1)	77.04	02/14/28	7,465	414,979
	02/17/17	21,785	65,356(1)	38.73	02/17/27	7,261	403,639
	05/19/14	809,448	—	5.50	05/19/24	—	—
John Guthrie	02/14/18	—	13,437(1)	77.04	02/14/28	1,493	82,996
	02/17/17	4,648	13,942(1)	38.73	02/17/27	1,549	86,109
	09/30/14	58,212	—	5.50	09/30/24	—	—
	05/19/14	20,912	—	5.50	05/19/24	—	—
Pascal Convers	02/14/18	—	13,437(1)	77.04	02/14/28	1,493	82,996
	02/17/17	4,648	13,942(1)	38.73	02/17/27	1,549	86,109
	09/30/14	62,125	—	5.50	09/30/24	—	—
Briley Brisendine	02/14/18	—	13,437(1)	77.04	02/14/28	1,493	82,996
	02/17/17	4,648	13,942(1)	38.73	02/17/27	1,549	86,109
	05/12/16	17,500(1)	17,500(1)	26.67	05/12/26	—	—
	09/08/15	52,081(2)	34,854(2)	12.84	09/08/25	—	—
Ross Anker	02/14/18	—	13,437(1)	77.04	02/14/28	1,493	82,996
	02/17/17	2,827	13,942(1)	38.73	02/17/27	1,549	86,109
	01/09/15	—	83,650(2)	7.07	01/09/25	—	—

(1)
The options granted under the Omnibus Incentive Plan vest in four equal installments on each of the first through fourth anniversaries of the date of grant.

(2)
The options granted under the Stock Incentive Plan vest in five equal installments on each of the first through fifth anniversaries of the date of grant.

(3)
Option exercise prices for options granted prior to April 29, 2016 reflect equitable adjustments by the Board in connection with the declaration and payment of the one-time cash dividend in April 2016.

(4)
The RSUs will vest and settle into shares of common stock in four equal annual installments on each of the first through fourth anniversaries of the date of grant, subject to the NEO’s continued employment.

(5)
Based on the closing price of the Company’s common stock ($55.59) on December 28, 2018.

Potential Payments Upon Termination or Change in Control
Employment Agreement with Mr. Black
Mr. Black’s employment agreement specifies the payments and benefits to which he is entitled upon a termination of employment for specified reasons. Pursuant to his employment agreement, if Mr. Black’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” he is entitled to receive (a) all salary, bonus and benefits earned but unpaid as of the date of termination,

(b) severance pay consisting of 18 months of his base salary, (c) his bonus for the year in which his employment terminates based on actual results, (d) an additional amount equal to the bonus for the year in which his employment terminates based on actual results, prorated for the portion of the performance year that Mr. Black had remained employed and (e) continued medical, dental and vision insurance coverage for 18 months at active employee rates (on an after tax-basis). Severance will be paid in monthly installments, except that if Mr. Black is terminated within 12 months after a change in control then his severance will be paid in a lump sum. If Mr. Black is terminated for “cause,” or he voluntarily terminates his employment, or if Mr. Black’s employment is terminated due to death, he is only entitled to receive salary, bonus and benefits earned but unpaid as of the date of termination. If Mr. Black’s employment is terminated due to disability, he is entitled to receive (a) salary, bonus and benefits earned but unpaid as of the date of termination and (b) continued medical, dental and vision insurance coverage for 18 months at active employee rates. Any severance payments payable are conditioned upon to Mr. Black’s execution and non-revocation of a release.
Mr. Black’s severance arrangement operates with a “double trigger” in the event of a change of control, meaning severance payments do not occur unless his employment is involuntarily terminated (other than for cause or good reason) within 12 months following a change-in-control.
“Cause” is defined in the employment agreement as (i) conviction of, or plea of nolo contendere to, a crime constituting a felony in the U.S. or a specified type of misdemeanor, (ii) willful or grossly negligent failure to perform material duties, (iii) willful material violation of company policy, (iv) material breach of a binding agreement to which he is a party and (v) willful conduct that materially and demonstrably harms the Company or any of its subsidiaries. Notice and cure provisions apply.
“Good Reason” is defined in the employment agreement as (i) a material reduction in base salary, (ii) a material reduction in annual incentive compensation opportunity, (iii) a material reduction in his authority, (iv) a transfer of the executive’s primary workplace to a location more than 50 miles from the Company’s headquarters (v) the failure to elect (or re-elect upon term expiration) him to the Board, the removal of Mr. Black from the Board or (vi) material breach by the Company or any of its subsidiaries of an agreement to which Mr. Black is the counterparty. Notice and cure provisions apply.
Separation Benefits Agreements with Messrs. Guthrie, Convers, Brisendine and Anker
The Company is party to a separation benefits agreement with each of Messrs. Guthrie, Convers, Brisendine and Anker that provide for certain severance benefits in the event of each executive’s termination of employment. Pursuant to the agreements, if the executive’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” he is entitled to receive (a) all salary, bonus and benefits earned but unpaid as of the date of termination, (b) severance pay consisting of 18 months of his base salary, paid in monthly installments (except that if Mr. Brisendine is terminated within 12 months after a change in control then his severance will be paid in a lump sum), (c) an amount equal to his bonus for the year in which his employment terminates based on actual results, prorated for the portion of the performance year that the executive had remained employed, paid at the same time that the Company pays its executive annual bonuses for such fiscal year, and (d) continued medical, dental and vision insurance coverage for 18 months at active employee rates (on an after tax-basis). If the executive’s employment is terminated for “cause,” or the executive voluntarily terminates his employment without “good reason,” or if the executive’s employment is terminated due to death, he is only entitled to receive salary, bonus and benefits earned but unpaid as of the date of termination. If the executive’s employment is terminated due to disability, he is entitled to receive (a) salary, bonus and benefits earned but unpaid as of the date of termination and (b) continued medical, dental and vision insurance coverage for 18 months at active employee rates. Any severance payments payable are conditioned upon the executive’s execution and non-revocation of a release.
The severance arrangements for each of Messrs. Guthrie, Convers, Brisendine and Anker operate with a “double trigger” in the event of a change of control, meaning severance payments do not occur unless the his employment is involuntarily terminated (other than for cause or good reason) within 12 months following a change-in-control.
The definition of  “Cause” in each separation benefit agreement is the same as the definition of “Cause” in Mr. Black’s employment agreement, which is described above under “— Employment Agreement with Mr. Black.”

“Good Reason” is defined in the separation benefit agreement as (i) a reduction in base salary, (ii) a reduction in annual incentive compensation opportunity that is not offset with other increases in compensation, (iii) a material reduction in his authority, (iv) a material reduction in his aggregate welfare benefits, (v) a transfer of the executive’s primary workplace to a location more than 30 miles from the Company’s headquarters or (vi) material breach by the Company or any of its subsidiaries of an agreement to which the executive is the counterparty. Notice and cure provisions apply.
Accelerated Vesting of Options and RSUs on Certain Terminations of Employment or a Change in Control
Stock Incentive Plan. If a NEO’s employment is terminated as a result of the NEO’s death or disability, then the unvested options held by the NEO at the time of his or her death or disability will accelerate and become vested. Upon a termination for cause, all of the NEO’s options, whether vested or unvested, are forfeited. Upon a termination for any other reason, all unvested options will be forfeited.
If we undergo a “change in control,” as defined below, stock options granted under the Stock Incentive Plan will generally accelerate and be cancelled in exchange for a cash payment equal to the change in control price per share minus the exercise price of the applicable option, unless the Compensation Committee elects to provide for alternative awards in lieu of cancellation and payment.
Under the Stock Incentive Plan, a “change in control” is generally defined as the first to occur of the following events:
•
the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) of more than 50% of the combined voting power of our then outstanding voting securities, other than any such acquisition by us, any of our subsidiaries, any employee benefit plan of ours or any of our subsidiaries, or any affiliates of any of the foregoing;

•
the merger, consolidation or other similar transaction involving us, as a result of which persons who were our stockholders immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

•
within any 12-month period, the persons who were our directors at the beginning of such period (called “incumbent directors”) cease to constitute at least a majority of the Board, except that any director elected or nominated for election to the Board by a majority of the incumbent directors then still in office is deemed to be an incumbent director for these purposes; or

•
the sale, transfer or other disposition of all or substantially all of our assets to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of ours.

Omnibus Incentive Plan.   For the options and RSUs granted in 2017 and 2018 under the Omnibus Incentive Plan, if a NEO’s employment is terminated as a result of the NEO’s death or disability, then all unvested options and RSUs held by the NEO at the time of his or her death or disability will accelerate and become vested. If a NEO resigns or retires at or after the age of 60, and has been an employee of the Company for at least 10 years, subject to certain non-competition requirements, then unvested options and RSUs will continue to vest on the prescheduled vesting dates in the one-year period following the effective date of such resignation or retirement (in the case of options and RSUs granted in 2017), or the two-year period following the effective date of such resignation or retirement (in the case of options and RSUs granted in 2018). Upon a termination without cause, unvested options and RSUs will vest in an amount equal to the number of options and RSUs, as applicable, that would have vested on the next scheduled vesting date, had he remained employed through such vesting date, multiplied by a fraction, (x) the numerator of which is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) and (y) the denominator is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) through such next vesting date.

For the options granted in 2016 under the Omnibus Incentive Plan, in the event of the NEO’s termination of employment by reason of death, disability or retirement, or upon a termination without cause, unvested options will vest in an amount equal to the number of options that would have vested on the next scheduled vesting date, had he remained employed through such vesting date, multiplied by a fraction, (x) the numerator of which is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) and (y) the denominator is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) through such next vesting date.
If we undergo a “change in control,” as defined below, no vesting or cancellation of awards granted under the Omnibus Incentive Plan will occur if awards are assumed and/or replaced in the change in control with substitute awards having the same or better terms and conditions, provided that any substitute awards must fully vest on a participant’s involuntary termination of employment without “cause” or voluntary termination with “good reason,” in each case occurring within one year following the date of the change in control. If the Compensation Committee determines that substitute awards will not be provided in the change in control, all outstanding awards would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options and SARs, the applicable exercise or base price). The Compensation Committee has the ability to prescribe different treatment of awards in the award agreements.
Under the Omnibus Incentive Plan, a “change in control” is generally defined as the first to occur of the following events:
•
any transaction that results in the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) of more than 50% of the combined voting power of our then outstanding voting securities, other than any such acquisition by us, any of our subsidiaries, any employee benefit plan of ours or any of our subsidiaries, or any affiliates of any of the foregoing;

•
within any 12-month period, the persons who were our directors at the beginning of such period (called “incumbent directors”) cease to constitute at least a majority of the Board, except that any director elected or nominated for election to the Board by a majority of the incumbent directors then still in office is deemed to be an incumbent director for these purposes; or

•
the sale, transfer or other disposition of all or substantially all of our assets to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of ours.

Our initial public offering did not constitute a change in control for purposes of the equity plans.
Summary of Potential Payments Upon Termination of Employment or Upon the Occurrence of a Change in Control
The following table shows the estimated value of benefits to Messrs. Black, Guthrie, Convers, Brisendine and Anker if their employment had been terminated under the various circumstances described below as of December 28, 2018, the last business day of the 2018 fiscal year, or upon the occurrence of a change in control. The amounts shown in the table exclude accrued but unpaid base salary, unreimbursed employment-related expenses, accrued but unpaid vacation pay (which payments and reimbursements would be made to all salaried associates), distributions under our 401(k) retirement plan (which plan is generally available to all of our salaried associates), and the value of equity awards that were vested by their terms as of December 28, 2018. For a description of the definition of  “cause” and the timing of the payments see “Potential Payments Upon Termination or Change in Control — Employment Agreement with Mr. Black” on page 42 and “Potential Payments Upon Termination or Change in Control — Separation Benefits Agreements with Messrs. Guthrie, Convers, Brisendine and Anker” on page 43.

	Without Cause/ For Good Reason (No CIC) ($)	Without Cause/ For Good Reason (In connection with CIC) ($)	Death/Disability ($)	Retirement ($)(4)	CIC (No Termination) ($)
Doug Black(1)
Severance Pay (base salary and bonus components)(1)	1,125,000	1,125,000	—	—	—
Employer-Paid COBRA(2)	31,602	31,602	31,602	—	—
Value of Equity Award Acceleration(3)	495,089	1,920,521	1,920,521	—	1,920,521
Total	1,651,691	3,077,122	1,952,122	—	1,920,521
John Guthrie(1)
Severance Pay (base salary and bonus components)(1)	510,000	510,000	—	—	—
Employer-Paid COBRA(2)	31,602	31,602	31,602	—	—
Value of Equity Award Acceleration(3)	104,423	404,167	404,167	—	404,167
Total	646,025	945,769	435,769	—	404,167
Pascal Convers(1)
Severance Pay (base salary and bonus components)(1)	555,000	555,000	—	—	—
Employer-Paid COBRA(2)	10,244	10,244	10,244	—	—
Value of Equity Award Acceleration(3)	104,423	404,167	404,167	—	404,167
Total	669,667	969,411	414,411	—	404,167
Briley Brisendine(1)
Severance Pay (base salary and bonus components)(1)	570,000	570,000	—	—	—
Employer-Paid COBRA(2)	31,602	31,602	31,602	—	—
Value of Equity Award Acceleration(3)	265,276	2,400,275	1,972,033	—	2,400,275
Total	866,878	3,001,877	2,003,634	—	2,400,275
Ross Anker(1)
Severance Pay (base salary and bonus components)(1)	570,000	570,000	—	—	—
Employer-Paid COBRA(2)	18,942	18,942	18,942	—	—
Value of Equity Award Acceleration(3)	104,423	4,462,865	4,462,865	—	4,462,865
Total	693,365	5,051,807	4,481,807	—	4,462,865

(1)
Pro rata bonus is not included in this table because, assuming a termination of employment on December 28, 2018, the performance period with respect to the 2018 Fiscal Year was complete and the NEO would have been employed for the full performance period.

(2)
Represents Company-paid COBRA for medical, dental and vision coverage based on COBRA 2018 rates.

(3)
Represents the value of unvested equity awards that vest upon the designated event. Stock options and RSUs are valued based upon the closing price of our common stock on the NYSE on December 28, 2018, the last trading day in our 2018 Fiscal Year ($55.59).

(4)
As of December 28, 2018, none of our NEOs satisfied the conditions for retirement under the Omnibus Incentive Plan or the applicable award agreements.

Director Compensation
In connection with our initial public offering, the Board adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. In May 2018, the Board amended and restated the policy to increase the cash retainer and annual equity portions by $10,000 each as a result of a market benchmarking survey conducted by Pearl Meyer. Under this policy, all non-employee directors are entitled to cash compensation as set forth below, payable in arrears on a quarterly basis:
Annual Retainer
Board:
All non-employee members	$60,000
Lead Director	$35,000
Audit Committee:
Chair	$25,000
Non-Chair members	$12,500
Compensation Committee:
Chair	$20,000
Non-Chair members	$10,000
Nominating and Corporate Governance Committee:
Chair	$15,000
Non-Chair members	$7,500
Each non-employee director has the right to elect to receive all or a portion of his or her annual cash retainer in the form of fully-vested deferred stock units using the fair market value of a share of the Company’s common stock on the payment date subject to deferral requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
Under the policy, on the date of each annual meeting of our stockholders, each continuing non-employee director is eligible to receive a prospective equity award for the coming year of service with a grant date fair value of  $90,000 in the form of fully vested deferred stock units (“DSUs”). The DSUs are granted to our non-employee directors under the Omnibus Incentive Plan on a fully vested basis but will not settle into the Company’s common stock until after the director receiving the grant has ceased to serve as a non-employee director on the Board or a change in control.
We have also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.
Director Compensation for 2018 Fiscal Year
The following table summarizes the compensation paid to our non-employee directors for the 2018 Fiscal Year.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Fred Diaz	—(2)	151,807	151,807
William W. Douglas III	123,764	90,000	213,764
W. Roy Dunbar	66,264	90,000	156,264
Michael J. Grebe(1)	67,106	90,000	157,106
Jeri L. Isbell	83,764	90,000	173,764
Paul S. Pressler(1)	—	18,750	18,750
Jack L. Wyszomierski	83,764	90,000	173,764

(1)
Messrs. Grebe and Pressler each resigned from the Board during the 2018 Fiscal Year.

(2)
Mr. Diaz elected to receive 100% of his cash compensation in the form of DSUs and, accordingly, received 890 DSUs, as payment in lieu of his cash compensation. Mr. Pressler assigned all of his DSUs to Clayton, Dubilier & Rice, LLC, our former equity sponsor.

(3)
Reflects the grant date fair value of 1,140 DSUs granted to each director (other than Mr. Pressler) on May 16, 2018 and 162 DSUs, 164 DSUs, 218 DSUs and 346 DSUs granted to Mr. Diaz on March 30, 2018, June 29, 2018, September 28, 2018 and December 31, 2018, respectively. The grant date fair value of the DSUs is computed in accordance with FASB ASC Topic 718, modified to exclude any forfeiture assumptions related to service-based vesting conditions, determined by dividing the grant value by the closing price of our common stock on the grant date.

Compensation Committee Interlocks and Insider Participation
Messrs. Dunbar and Diaz and Ms. Isbell and former director Mr. Grebe all served as members of the Compensation Committee during the 2018 Fiscal Year. No member of the Compensation Committee during the 2018 Fiscal Year is or at any time has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served on the compensation committee or the board of directors of another entity which had an executive officer serving on the Compensation Committee during the 2018 Fiscal Year.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table contains information, as of December 30, 2018, regarding the amount of common shares to be issued upon the exercise of outstanding options and settlement of RSUs and DSUs granted under the Omnibus Incentive Plan and the Stock Incentive Plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	2,574,457	20.87	1,068,528
Equity compensation plans not approved by stockholders	—	—	—
Total	2,574,457	20.87	1,068,528

(1)
Includes 1,508,345 stock options, 28,708 RSUs and 25,042 DSUs granted to officers and directors pursuant to the Omnibus Incentive Plan and the Stock Incentive Plan.

CEO Pay Ratio
For the 2018 Fiscal Year: (i) the total compensation of our median employee (excluding Mr. Black, our CEO) was $49,950; and (ii) the annual total compensation of Mr. Black, our CEO, was $3,516,748. Based on this information, the ratio of the annual total compensation of our CEO to the median employee is 70.4 to 1.
Methodology
During the 2018 Fiscal Year, there were no changes to our employee population or employee compensation arrangements that we believe would result in significant changes to our pay ratio disclosure compared to the disclosure in our Proxy Statement delivered in connection with our 2018 annual meeting of stockholders. Accordingly, pursuant to SEC rules, we are using the same median employee as last year for purposes of our pay ratio disclosure. To identify the median employee last year, as well as to determine the annual total compensation of such median employee, we used our total employee population as of October 31, 2017, which consisted of a total of 3,448 individuals, 3,399 of whom were located in the United States and 49 of whom were located in Canada.
Compensation Measure
We use a variety of pay elements to structure the compensation arrangements of our employees, including an annual cash bonus plan for a portion of our full-time employees, commissioned-based incentive compensation for employees in our various sales organizations, and hourly compensation for those employees who are not eligible to receive incentive compensation.
Consequently, for purposes of identifying the median compensated employee, we used the annualized pay rate for both our hourly and salary associates active as of October 31, 2017. We included all permanent employees, including new employees who were hired in fiscal 2017 but did not work for the company for the entire fiscal year. For our Canadian employees, we converted their local CAD to USD using the 2017 annual exchange rate of 1.2573. We did not make any cost-of-living adjustments in identifying the median employee.
Using this methodology, we determined that our median employee was a full-time, salaried employee located in the United States. Using the same methodology we used in calculating Mr. Black’s annual total compensation, for Fiscal Year 2018, the total annual compensation of the median employee was $49,950.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table on page 38.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP audited our consolidated financial statements for the fiscal year ended December 30, 2018. As discussed below, our Audit Committee, which has sole and direct responsibility for the appointment, compensation, oversight, evaluation, retention and termination of any independent registered public accounting firm engaged by the Company, considers Deloitte & Touche to be well qualified and has appointed Deloitte & Touche as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 29, 2019.
This proposal asks you to ratify the Audit Committee’s appointment of Deloitte & Touche as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the Board believes it is a sound corporate governance practice to do so.
As in prior years, the Audit Committee, along with senior management and the Company’s internal auditor, reviewed Deloitte & Touche’s 2018 performance as part of its consideration of whether to re-appoint Deloitte & Touche as our independent registered public accounting firm. As part of this review, the Audit Committee considered, among other things:
•
the length of time that Deloitte & Touche has served as our independent registered accounting firm;

•
the breadth and complexity of our business and its national footprint and the resulting demands placed on the auditing firm;

•
external data and management’s perception relating to the depth and breadth of Deloitte & Touche’s auditing qualification and experience;

•
the quantity and quality of Deloitte & Touche’s staff and national reach;

•
the communication and interaction with our Deloitte & Touche team over the course of the prior year; and

•
the potential impact of changing our independent registered public accounting firm.

The Audit Committee recognized the ability of Deloitte & Touche to provide both the necessary expertise to audit our business and the matching national footprint to audit the Company nationwide, as well as other factors, including the policies that Deloitte & Touche follows with respect to the rotation of its key audit personnel so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation.
Based on the results of its review, the Audit Committee concluded that Deloitte & Touche is independent and objective and that it is in the best interests of the Company and its stockholders to appoint Deloitte & Touche to serve as the Company’s independent registered accounting firm for 2019. Consequently, the Audit Committee has appointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2019, and the Board is recommending that the Company’s stockholders ratify this appointment.
If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche but may, nonetheless, retain Deloitte & Touche as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of the Company and its stockholders.
A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions by stockholders.
The sections below provide information relevant to the Audit Committee’s selection of Deloitte & Touche.

Required Vote
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present, either in person or by proxy, at the Annual Meeting.

RECOMMENDATION OF THE BOARD
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

Audit Committee Matters
Fees Paid to Deloitte & Touche
The following table presents, for the 2018 Fiscal Year and 2017 Fiscal Year, fees billed to the Company by Deloitte & Touche for the audit of our annual financial statements, audit-related services, tax services and all other services. All services provided by Deloitte & Touche were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval policy discussed below.
	2018	2017
Audit fees(1)	$1,485,000	$1,468,800
Audit-related fees(2)	33,952	213,000
Tax fees(3)	—	—
All other fees(4)	2,695	2,695
Total Fees	$1,521,647	$1,684,495

(1)
Audit fees are fees we paid Deloitte & Touche for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of the financial statements included in our Quarterly Reports on Form 10-Q and services in connection with statutory and regulatory filings.

(2)
Audit-related fees for the 2018 Fiscal Year and 2017 Fiscal Year consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and were not reported under “Audit Fees.” These services include employee benefit plan audits and other assurance services.

(3)
Tax fees are fees for tax compliance, tax advice and tax planning.

(4)
All other fees are fees for any products and services provided by Deloitte & Touche not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter provides that the Audit Committee has the sole authority and responsibility to pre-approve all audit and non-audit services to be performed for the Company by its independent registered public accounting firm and the related fees. Audit Committee pre-approval is required in order to help assure that the services provided by the independent registered public accounting firm do not impair the registered public accounting firm’s independence from the Company.
In compliance with rules of the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent registered public accounting firm. Services provided by the independent registered public accounting firm must be approved by the Audit Committee on a case by case basis unless such services fall within a detailed list of pre-approved audit, audit-related and tax services and related fee limitations set forth in the pre-approval policy. The Audit Committee may also grant pre-approval to those permissible non-audit services classified as all other services that it believes are routine or recurring services and would not impair the independence of the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit, audit-related and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm.
All of the services performed by Deloitte & Touche during 2018 and 2017 were approved in advance by the Audit Committee pursuant to the pre-approval policy.

Report of the Audit Committee
Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, maintaining a system of internal control and having appropriate accounting and financial reporting principles and policies. The Company’s independent registered public accounting firm, Deloitte & Touche, is responsible for planning and carrying out an audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with the rules of the PCAOB and for expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to the Company’s internal control over financial reporting. The Audit Committee monitors and oversees these processes.
As part of the oversight process, the Audit Committee met throughout the year with Deloitte & Touche, senior management of the Company and the Company’s internal auditor, both together and separately in closed sessions. In the course of fulfilling its oversight responsibilities, the Audit Committee did, among other things, the following in the 2018 Fiscal Year:
•
reviewed and discussed with management and Deloitte & Touche the Company’s consolidated financial statements for the 2018 Fiscal Year;

•
discussed with Deloitte & Touche the matters required by Statement of Auditing Standards No. 1301: “Communications With Audit Committees;”

•
received the written disclosures and letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding Deloitte & Touche’s communication with the Audit Committee concerning independence and discussed with Deloitte & Touche its independence; and

•
based on the foregoing review and discussions with management and Deloitte & Touche, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2018.

This report has been submitted by the current members of the Audit Committee:
Audit Committee
William (Bill) W. Douglas, III (Chair)
Fred M. Diaz
Jack L. Wyszomierski

GENERAL INFORMATION
Stock Ownership
The following table sets forth information as of March 18, 2019 with respect to the ownership of our common stock by:
•
each person known to own beneficially more than five percent of our common stock;

•
each of our directors;

•
each of our NEOs; and

•
all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 40,978,541 shares of our common stock outstanding as of March 18, 2019.
Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076.
Name of Beneficial Owner	Shares Beneficially Owned	Percent
The Vanguard Group(1)	3,631,871	8.9%
T. Rowe Price Associates, Inc.(2)	3,126,971	7.6%
Wells Fargo & Company(3)	2,986,582	7.3%
BlackRock Inc.(4)	2,834,880	6.9%
Baillie Gifford & Co(5)	2,602,828	6.4%
Kayne Anderson Rudnick Investment Management LLC(6)	2,523,511	6.2%
W. Roy Dunbar(7)	3,172	*
Fred M. Diaz(7)	3,481	*
William W. Douglas, III(7)	10,621	*
Jeri L. Isbell(7)	4,129	*
Jack L. Wyszomierski(7)	10,621	*
Doug Black(8)	1,259,000	3.1%
John Guthrie(8)	110,562	*
Pascal Convers(8)	46,121	*
Briley Brisendine(8)	103,721	*
Ross Anker(8)	81,550	*
All current directors and executive officers as a group (12 persons)(8)	1,666,557	4.1%

*
Less than one percent.

(1)
As of December 31, 2018, based on information provided in Schedule 13G/A filed with the SEC on February 2, 2019 by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with regard to 80,071 shares, shared voting power with respected to 5,290 shares, sole dispositive power with respect to 3,546,510 shares and shared dispositive power with respect to 85,361 shares. Based on the Schedule 13G, (i) the Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 64,798 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 8,869 shares as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
As of December 31, 2018, based on information provided in Schedule 13G/A filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). T. Rowe Price reported sole voting power with regard to 542,213 shares and sole dispositive power with respect to 3,126,971 shares. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

(3)
As of December 31, 2018, based on the information provided in a Schedule 13G filed with the SEC on January 22, 2019 by Wells Fargo & Company (“Wells Fargo”). Wells Fargo reported sole voting power with regard to 49,261 shares, shared voting power with regard to 2,506,326, sole dispositive power with respect to 49,261 and shared dispositive power with respect to 2,937,321 shares. The address for Wells Fargo is 420 Montgomery Street, San Francisco, CA 94163.

(4)
As of December 31, 2018, based on information provided in a Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. (“BlackRock”) in which BlackRock reported that it has sole voting power with respect to 2,670,158 shares of our common stock and sole power to dispose of, or direct the disposition of, 2,834,880 shares of our common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
As of December 31, 2018, based on the information provided in a Schedule 13G/A filed with the SEC on February 6, 2019 by Baillie Gifford & Co. Baillie Gifford & Co. reported sole dispositive power with regard to the shares of common stock listed, but possesses sole voting power only with regard to 2,233,110 shares. The address for Baillie Gifford & Co. is Residen Calton Square, 1 Greenside Row Edinburgh EH1 3AN, Scotland, UK.

(6)
As of December 31, 2018, based on the information provided in a Schedule 13G filed on February 12, 2019 by Kayne Anderson Rudnick Investment Management LLC (“KAR”) in which KAR reported that it has sole voting power and dipositive voting power with respect to 1,982,209.5 shares of our common stock and shared voting power and shared dispositive voting power with respect to 541,302 shares of our common stock. The address for KAR is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(7)
Includes DSUs granted to the directors for Board service that were immediately vested upon grant: Mr. Dunbar, 3,172 DSUs, Mr. Diaz, 3,481 DSUs, Mr. Douglas, 5,621 DSUs, Ms. Isbell, 4,129 DSUs, Mr. Wyszomierski, 5,621 DSUs.

(8)
Includes shares which the current executive officers have the right to acquire prior to May 18, 2019 through the exercise of stock options: Mr. Black, 869,816 shares; Mr. Guthrie, 81,778 shares; Mr. Convers, 45,529 shares; Mr. Brisendine, 85,385 shares; and Mr. Anker, 52,658 shares. All current executive officers as a group have the right to acquire 1,171,762 shares prior to May 18, 2019 through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the 2018 Fiscal Year, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except the vesting of RSUs and related withholding of shares of common stock for taxes on February 17, 2018 were reported on a late Form 4 filing for each of Messrs. Black, Guthrie, Convers, Brisendine, Anker and Ketter.
Certain Relationships and Related Party Transactions
Policies and Procedures for Related Person Transactions
The Board has approved policies and procedures with respect to the review and approval of certain transactions between us and a “related person,” or a “related person transaction,” which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, the Board, acting through the Nominating and Corporate Governance Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to the Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee must then review and decide whether to approve any Related Person Transaction.
For the purposes of the Related Person Transaction Policy, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.
A “related person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense advancement rights.
2018 Annual Report to Stockholders
Our 2018 Annual Report and Proxy Statement are posted on our website at http://investors.siteone.com/sec-filings. If any person who was a beneficial owner of the common stock of the Company on March 18, 2019 desires a copy of the Company’s Annual Report on Form 10-K, including the exhibits thereto, the Company will provide such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of March 18, 2019 and should be directed to SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Corporate Secretary. The Company’s 2018 Annual Report, including the exhibits thereto, is also available through the SEC’s web site at http://www.sec.gov.
Other Business
The Board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.
Stockholder Proposals and Nominations for Director at the 2020 Annual Meeting
Stockholders may present proposals for action or submit nominations for election of directors at a future annual meeting only if they comply with the requirements of the proxy rules established by the SEC and our By-laws, as applicable. In order for a stockholder proposal to be considered for inclusion in our Proxy Statement and form of proxy relating to our annual meeting of stockholders to be held in 2020, the proposal must be received by us at our principal executive offices no later than [__], 2019 and must comply with the provisions of SEC Rule 14a-8 and our By-laws. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2020 but not include it in our proxy materials for the 2020 annual meeting must provide written notice of such proposal to our Corporate Secretary at our principal executive offices between January 15, 2020 and February 14, 2020 and comply with the other applicable provisions of our By-laws.
By Order of the Board,
L. Briley Brisendine
Executive Vice President, General Counsel and Secretary

APPENDIX A

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of Adjusted EBITDA to Net income (loss):
	2018 Fiscal Year					2017 Fiscal Year
(In millions, unaudited)	Year	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Year	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Reported Net income (loss)	$73.9	$(2.1)	$29.9	$63.1	$(17.0)	$54.6	$4.0	$16.9	$44.2	$(10.5)
Income tax (benefit) expense	1.3	(5.6)	2.4	14.7	(10.2)	18.0	(11.4)	10.7	26.3	(7.6)
Interest expense, net	32.1	8.3	9.2	8.0	6.6	25.2	6.2	6.2	6.6	6.2
Depreciation & amortization	52.3	14.0	14.1	12.5	11.7	43.1	11.4	11.1	10.8	9.8
EBITDA	159.6	14.6	55.6	98.3	(8.9)	140.9	10.2	44.9	87.9	(2.1)
Stock-based compensation(a)	7.9	1.8	1.9	2.1	2.1	5.9	1.4	1.5	1.6	1.4
(Gain) loss on sale of assets(b)	(0.4)	(0.1)	(0.3)	0.1	(0.1)	0.6	0.4	—	0.1	0.1
Financing fees(c)	0.8	0.1	0.7	—	—	1.7	0.2	0.4	1.1	—
Acquisitions and other adjustments(d)	8.1	1.7	2.1	2.5	1.8	8.1	3.1	1.6	1.6	1.8
Adjusted EBITDA(e)	$176.0	$18.1	$60.0	$103.0	$(5.1)	$157.2	$15.3	$48.4	$92.3	$1.2

(a)
Represents stock-based compensation expense recorded during the period.

(b)
Represents any gain or loss associated with the sale of assets not in the ordinary course of business.

(c)
Represents fees associated with our debt refinancing and debt amendments, as well as fees incurred in connection with our secondary offerings of common stock in 2017.

(d)
Represents professional fees, retention and severance payments, and performance bonuses primarily related to historical acquisitions. Although we have incurred professional fees, retention and severance payments, and performance bonuses related to acquisitions in several historical periods and expect to incur such fees and payments for any future acquisitions, we cannot predict the timing or amount of any such fees or payments.

(e)
Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.

A-1

APPENDIX B

Proposed THIRD Amended and Restated Certificate of Incorporation
~~SECOND~~THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SITEONE LANDSCAPE SUPPLY, INC.
FIRST. Name. The name of the Corporation is SiteOne Landscape Supply, Inc.
SECOND. Registered Office. The Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD. Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of: (x) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (y) 100,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.
1. Provisions Relating to the Common Stock.
(a) Except as otherwise provided in this ~~Second~~Third Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.
(b) Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
2. Provisions Relating to the Preferred Stock.
(a) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences.

(b) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.
(c) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this ~~Second~~Third Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this ~~Second~~Third Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.
3. Voting in Election of Directors. Except as may be required by the DGCL or as provided in this ~~Second~~Third Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.
FIFTH. Management of Corporation. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
1. Except as may otherwise be provided by law, this ~~Second~~Third Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
2. Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding ~~and the rights granted pursuant to the Amended and Restated Stockholders Agreement, among the Corporation, Deere & Company (“Deere”), CD&R Landscapes Holdings, L.P. (the “CD&R Investor”) and the other stockholders party thereto, to be effective as of the date of the initial listing of the Common Stock on the New York Stock Exchange (as the same may be amended, supplemented, restated or otherwise modified from tim to time, the “Stockholders Agreement”)~~, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one. ~~The CD&R Investor and Deere, together with their respective successors and assigns, are referred to herein as the “Equity Investors~~.”
3. The directors of the Corporation, subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effectiveness of this ~~Second~~Third Amended and Restated Certificate of Incorporation (the “Effective Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors of each class shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. At each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders, subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding to elect directors ~~and the rights granted pursuant to the Stocholders Agreement~~. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.

4. Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding ~~and the rights granted pursuant to the Stockholders Agreement, (a) following the Effective Date and until the first date (the “Trigger Date”) on which the Equity Investors collectively cease to beneficially own (directly or indirectly) at least forty percent (40%) of the outstanding shares of Common Stock, a director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors and (b) from and after the Trigger Date,~~ a director may be removed from office only for cause and only upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors.
5. Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding ~~and the rights granted pursuant to the Stockholders Agreement,~~ and except as otherwise provided by law, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
6. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.
7. To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses to the directors of the Corporation, provided that, except as otherwise provided in the By-laws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Section 7 of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.
SIXTH. Stockholder Action by Written Consent. ~~Until the Trigger Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, including by electronic transmission, setting forth the action so taken, are: (a) signed by the holders of the outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and (b) delivered within 60 days of the earliest dated consent so delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of the stockholders are recorded. From and after the Trigger Date, any~~ Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.
SEVENTH. Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office~~, provided that, until the Trigger Date, a special meeting of the stockholders may also be called by the Secretary of the Corporation at the request of the holders of record of at least a majority of the outstanding shares of Common Stock. From and after the Trigger Date, the~~. The stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders.

EIGHTH. ~~Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Corporation and the Equity Investors, the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) that are from time to time presented to any of the Equity Investors or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than the Corporation and its subsidiaries), even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of the Equity Investors nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person~~ [Reserved] ~~pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article EIGHTH. Neither the alteration, amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Article EIGHTH in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article EIGHTH (including, without limitation, each such portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This Article EIGHTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, applicable law, any agreement or otherwise.~~
NINTH. Section 203 of the DGCL. The ~~Corporation elects not to be governed by Section 203 of the DGCL (“Section 203”), as permitted under and pursuant to subsection (b)(3) of Section 203, until the first date on which the CD&R Investor ceases to beneficially own (directly or indirectly) at least five percent (5%) of the outstanding shares of Common Stock. From and after such date, the~~ Corporation shall be governed by Section 203 of the DGCL (“Section 203”) so long as Section 203 by its terms would apply to the Corporation.
TENTH. Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this ~~Second~~Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Sections 6 or 7 of Article FIFTH shall not adversely affect any right or protection existing under this ~~Second~~Third Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal. Notwithstanding anything to the contrary contained in this ~~Second~~Third Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles FIFTH, SIXTH, SEVENTH, NINTH, this Article TENTH and Articles ELEVENTH and TWELFTH may be amended, altered or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this ~~Second~~Third Amended and Restated Certificate of Incorporation or otherwise required by law~~, (a) until the Trigger Date~~, such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders~~, and (b) from and after the Trigger Date, an amendment, alteration or repeal of Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, this Article TENTH and Articles ELEVENTH and TWELFTH is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at leasttwo-thirds (662∕3%) of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders~~.
ELEVENTH. Amendment of the By-laws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-laws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the By-laws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws of the Corporation, provided that any such action will require ~~(a) until the Trigger Date,~~ the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders ~~and (b) from and after the Trigger Date, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders. In addition, so long as the Stockholders Agreement remains in effect, the Board shall not approve any~~ if, in the case of such special meeting only, notice of such amendment, alteration or repeal ~~of any provision of the By-laws, or the adoption of any new by-law, that would be contrary to or inconsistent with the then-applicable terms, if any, of the Stockholders Agreement, or this sentence~~is contained in the notice or waiver of notice of such meeting.
TWELFTH. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising out of or pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this ~~Second~~Third Amended and Restated Certificate of Incorporation or the By-laws of the Corporation), or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

Wednesday, May 15, 2019
9:00 a.m., Eastern Time
Atlanta Airport Marriott

NAMETHE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 ? x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000409353_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Fred M. Diaz 02 W. Roy Dunbar 03 Larisa J. Drake SITEONE LANDSCAPE SUPPLY, INC. 300 COLONIAL CENTER PARKWAY, SUITE 600 ROSWELL, GA 30076 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/14/2019 for shares held directly and by 11:59 P.M. ET on 05/12/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/14/2019 for shares held directly and by 11:59 P.M. ET on 05/12/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Approve management's proposal to amend and restate the Company's certificate of incorporation to eliminate supermajority voting requirements and other obsolete provisions. 3 Advisory vote to approve executive compensation. 4 Ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 29, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com SITEONE LANDSCAPE SUPPLY, INC. Annual Meeting of Shareholders May 15, 2019 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Doug Black and Briley Brisendine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SITEONE LANDSCAPE SUPPLY, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:00 AM, EDT on May 15, 2019 at the Atlanta, Airport Marriott, 4711 Best Road, Atlanta, Georgia 30337, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)